Exhibit 99.3

Execution Version

MZ FUNDING LLC,

as Issuer,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee and as Collateral Agent

AMENDED AND RESTATED SUBORDINATED INDENTURE

Dated as of July 10, 2019

12% Subordinated Secured Notes due 2022

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ARTICLE XIV
SUBORDINATION		56

SECTION 14.01.	Subordination of Subordinated Obligations and Liens.	56
SECTION 14.02.	Benefits of Indenture.	58
SECTION 14.03.	Company’s Purchase of the Existing Securities.	58

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APPENDICES

Appendix A

Exhibit 1.1 to Appendix A	–	Form of 144A Global Security
Exhibit 1.2 to Appendix A	–	Form of Institutional Accredited Investor Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D – Form of Interest and Principal Payment Certification

Appendix E – Form of Security Agreement

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This AMENDED AND RESTATED SUBORDINATED INDENTURE (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Indenture”), dated as of July 10, 2019 (the “Effective Date”), is entered into by and among MZ Funding LLC, a Delaware limited liability company (the “Company”), as issuer, and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and as Collateral Agent.

PRELIMINARY STATEMENT

WHEREAS, the Company, the Trustee, and the Collateral Agent are parties to that certain Subordinated Indenture, dated as of January 10, 2017 (as amended by Amendment No. 1 thereto, dated as of June 2, 2017, the “Original Indenture”), pursuant to which $53,836,742.98 of the maximum $88,000,000 aggregate principal amount of 14% Subordinated Secured Notes due 2020 (the “Original Securities”) of the Company have been issued.

WHEREAS, pursuant to Section 10.02 of the Original Indenture, with the written consent of the Insurer, if adverse to the interests of the Insurer, the Holders of at least a majority in principal amount of the Outstanding Securities affected, and the Holders of an Outstanding Security affected thereby, the Company, the Trustee and the Collateral Agent may amend the Original Indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the Original Indenture or modify in any manner the rights of the Holders of the Outstanding Securities under the Original Indenture.

WHEREAS, the Company desires, and the Trustee and Collateral Agent agree, in accordance with Section 10.02 of the Original Indenture, to amend and restate the Original Indenture on the date hereof in its entirety as set forth herein to provide for, among other things, the amendment and restatement of the Original Securities.

WHEREAS, all things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

WHEREAS, the Securities will be subordinated as described in this Indenture.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“12% Subordinated Secured Notes due 2022” means the Securities.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and MBIA Corp. from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the United Kingdom’s Bribery Act 2010, as amended from time to time.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital or Financing Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital or financing lease in accordance with GAAP.

“Change of Control” means, at any time, the failure of MBIA Inc. to directly, legally and beneficially own 100% of the Equity Interests of (a) the Company or (b) MBIA Corp.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document until the Lien on such property has been released or terminated in accordance with this Indenture or the applicable Security Document.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, acting in its capacity as Collateral Agent for the Secured Creditors, and any successor Collateral Agent appointed hereunder pursuant to Section 11.06.

“Collateral Grantor” means MBIA Inc. and each other affiliate of the Company that becomes a party to a Security Document from time to time.

“Collection Account” means that certain non-interest-bearing account number CM130724-1 held in the name of the Company at the Deposit Bank which shall at all times prior to the Senior Collection Date be subject to the Liens of the Senior Collateral Agent and, if the Deposit Bank is not the Trustee, governed by the Collection Account Control Agreement.

“Collection Account Control Agreement” means an account control agreement among the Company, the Collateral Agent, the collateral agent under the Senior Indenture and the Deposit Bank with respect to the Collection Account, if the Deposit Bank is not the Trustee, in form and substance reasonably satisfactory to the Collateral Agent and, prior to the Senior Collection Date, the Majority Holders (as defined in the Senior Facility) and, after the Senior Collection Date, the Majority Holders.

“Company Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of MZ Funding LLC, dated as of the date hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 500 Delaware Avenue, Wilmington, Delaware 19801, Attn.: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Datasite” means a datasite maintained under Section 5.01(d) of the MBIA Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Bank” means Wilmington Savings Fund Society, FSB or such other bank with the consent of the Majority Holders.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, in each case, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt security that is convertible into, or exchangeable for, such interests in equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (j) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; or (k) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Company, other than in the usual course.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b) entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books; provided that for purposes of Article X hereto, “Holder” shall not include the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor other than as provided in Section 2.14(c).

“Indebtedness” of a Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations (excluding any prepaid interest thereon) of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (ii) expenses accrued in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranty obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital or Financing Lease obligations plus any accrued interest thereon, (i) all net obligations of such Person under hedging agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred equity interests issued by such Person, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (m) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer solely to the extent such obligations are recourse to such Person and (n) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles.

“Indenture” means this Indenture as amended or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Insolvency Proceeding” means any case, proceeding or other action by or against any Person (a) under any existing or future law (including any agency or department with jurisdiction over insurance companies) of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, rehabilitation, liquidation, conservatorship, receivership or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, rehabilitation or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, rehabilitator, liquidator or other similar official for it or for all or any substantial part of its assets.

“Institutional Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D.

“Insurance Agreement” means the Insurance and Indemnity Agreement dated as of the date hereof by and between the Company, the Insurer and Wilmington Savings Fund Society, FSB, as trustee under this Indenture and the Senior Facility.

“Insurance Policy” means insurance policy no. 1406072, dated as of the date hereof, issued by MBIA Corp. to the Trustee on behalf of the Holders and insuring the timely payment of principal and interest under the Securities.

“Insurance Policy Claim Amount” means, for any Insured Payment Date, (x) the Insured Amounts for such Insured Payment Date minus (y) any amount held or received by the Trustee or the Paying Agent in accordance with this Indenture for payment on the Securities on such related payment date, whether or not those funds are properly applied by the Trustee or Paying Agent.

“Insured Payment Date” means at or before 11:00 a.m., New York City time, on the later of (x) the Payment Date, on which the related Insured Amount is due and (y) the next Business Day following receipt of a Notice of Claim in New York, New York on a Business Day by the Insurer; provided that if such Notice of Claim is received after 11:00 a.m., New York City time, on a Business Day, it will be deemed to be received on the following Business Day.

“Insurer” means MBIA Corp., as issuer of the Insurance Policy.

“Insurer Default” means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Insurance Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the New York Department of Financial Services or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a rehabilitator, custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a rehabilitator, custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insured Amounts” has the meaning set forth in the Insurance Policy.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, Wilmington Savings Fund Society, FSB, as senior collateral agent, and the Company.

“Interest and Principal Payment Certification” means an Interest and Principal Payment Certification for such Interest Payment Date in substantially the form of Appendix D with such changes as agreed to by the Company and MBIA Corp.; provided that the written objection of the Majority Holders has not been received by the Trustee on or before the 5th Business Day after a copy thereof has been sent to the Holders by the Trustee.

“Interest Payment Date” means each March 31, June 30, September 30 and December 31, commencing on September 30, 2019.

“Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Equity Interests, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any guaranty obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“IRS” means the Internal Revenue Service.

“Issue Date” means July 10, 2019.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital or Financing Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Administration Agreement” means that certain Loan Administration Agreement, dated as of the date hereof, by and among the Senior Trustee, the Loan Administrator, and MBIA Corp.

“Loan Administrator” has the meaning given to such term in the Loan Administration Agreement.

“Majority Holders” means, as of any date, the Holders of a majority in aggregate principal amount of the Outstanding Securities on such date.

“Make-Whole Premium” shall mean, with respect to any Securities on any applicable date of repayment of such Securities whether by acceleration, redemption, or otherwise, on or prior to the Make-Whole Termination Date, the amount as calculated by the Company as equal to the product of (i) principal so repaid or redeemed, (ii) 12%, (iii) the number of days from and excluding the date of such repayment to and including the one-year anniversary of the Issue Date and (iv) 1/360.

“Make-Whole Termination Date” means the 366th day after the Issue Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company, MBIA Corp. or MBIA Inc., (b) the Company’s or MBIA Corp.’s ability to perform any of its payment obligations under this Indenture, the other Note Documents or the MBIA Facility, or (c) the rights and remedies of the Trustee, the Collateral Agent and/or the Holders under this Indenture and the other Note Documents.

“Material Non-Public Information” means any material non-public information within the meaning of the rules and regulations of the Exchange Act.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable in full as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, automatic acceleration in accordance with Section 6.02 hereof, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.

“MBIA Corp.” means MBIA Insurance Corporation, a New York statutory insurance corporation.

“MBIA Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and between the Company, as lender, and MBIA Corp., as borrower.

“MBIA Facility” means the MBIA Credit Agreement and the other Credit Documents (as defined in the MBIA Credit Agreement).

“MBIA Inc.” means MBIA Inc., a Connecticut corporation.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions.

“New Senior Securities” means the 12% Senior Secured Notes due 2022 issued by the Company on the date hereof.

“Note Documents” means this Indenture, the Securities, the Note Purchase Agreement, the Insurance Policy, the Insurance Agreement, the Intercreditor Agreement, the Loan Administration Agreement, any acknowledgments to collateral assignment executed in connection with the Securities, and each Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under this Indenture, the Securities, the Insurance Policy, the Insurance Agreement and the Security Documents (including all principal, premium (including the Make-Whole Premium), interest, penalties, fees, charges, expenses (including reasonable fees and expenses of attorneys, agents and advisors), indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Note Purchase Agreement” means that certain Subordinated Note Purchase Agreement, dated as of January 10, 2017, by and among the Company, as issuer, and MBIA Inc.

“Officer” means with respect to any Person any one of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, any Executive Vice President, Managing Director, Director, Vice President, Treasurer, any Assistant Treasurer, or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed by any Officer of such Person, and delivered to the Trustee or the Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee or the Collateral Agent, as applicable.

“Organizational Documents” with respect to any Person shall mean, as applicable, such Person’s certificate of incorporation, memorandum and articles of association, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws or limited liability company agreement or, in each case, equivalent organizational documents.

“Original Indenture” has the meaning set forth in the Preliminary Statement.

“Original Securities” has the meaning set forth in the Preliminary Statement.

“Original Senior Securities” means the 14% Senior Secured Notes due 2020 issued by the Company pursuant to the Original Indenture.

“Outstanding”, when used with respect to Securities, means, as of any date of determination, all Securities theretofore authenticated and delivered under this Indenture (including an increases in the principal amount thereof resulting from the payment of interest thereon in the form of PIK Interest), except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided, however, that Securities which have been paid with proceeds of the Insurance Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate (other than the Insurer, so long as the Holders (other than the Company or any Affiliate and the Insurer) have received 100% of the principal amount of the Securities plus the Make-Whole Premium, if any, and accrued and unpaid interest, if any, and any other payment then due and owing under the Note Documents) of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Payment Date” has the meaning set forth in the Insurance Policy.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

“PIK Interest” means, with respect to any interest payment date, the interest paid-in-kind on the Securities in the form of (i) an increase in the outstanding principal amount of the Securities or (ii) the issuance of PIK Securities as of such interest payment date.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by the Company or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“principal” of a Security means the principal of the Security plus the premium including the Make-Whole Premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” means a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended, and related rules.

“Record Date” means each March 26, June 25, September 25 and December 26, commencing on September 25, 2019.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Parties” means, as to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501 of Regulation D promulgated under the Securities Act.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Patriot Act and those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council or the European Union.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Creditors” means the Holders of the Securities, the Trustee and the Collateral Agent, each in their respective capacities.

“Securities” means the 12% Subordinated Secured Notes due 2022 issued on the Issue Date pursuant to this Indenture and any PIK Securities, if and when issued.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the date hereof, by the Company in favor of the Collateral Agent for the benefit of the Secured Creditors and attached hereto as Appendix E or any other agreement entered into in respect of the Collateral.

“Security Documents” means the Security Agreement and any account control agreement related thereto.

“Senior Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as the collateral agent under the Senior Facility.

“Senior Collection Date” means the first date on which the aggregate outstanding principal balance of the Senior Notes and all other Senior Obligations have been fully and indefeasibly paid.

“Senior Event of Default” means an “Event of Default” under and as defined in the Senior Facility.

“Senior Facility” means that certain Indenture, dated as of the date hereof, by and between the Company and the Senior Trustee, the Senior Collateral Agent, the other Note Documents (as defined in therein) and the transaction contemplated thereunder.

“Senior Obligations” means the “Senior Obligations” as defined in the Intercreditor Agreement.

“Senior Notes” means the “Notes” issued by the Company under the Senior Facility.

“Senior Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as the trustee under the Senior Facility.

“Stated Maturity” means with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is scheduled to be due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to such date.

“Subordinated Obligations” means the principal of, and interest on the Securities and any other amounts owing to the Holders or the Trustee, under this Indenture, the Note Documents or the MBIA Facility, including any amounts owing in respect of a breach of the representations, warranties or covenants hereunder by the Company.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

SECTION 1.02. Other Definitions

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Additional Amounts”	12.01(a)
“Agent Members”	Appendix A 2.1(b)
“Appendix A”	2.01
“Confidential Information”	13.14
“Datasite”	4.07(c)
“Deficiency Notice”	2.14(a)
“Definitive Security”	Appendix A 1.1
“Distribution Account”	4.12(d)
“DTC”	2.03
“Event of Default”	6.01
“Global Security”	Appendix A 2.1(a)
“Global Security Legend”	Appendix A 1.1
“Institutional Accredited Investor Security”	Appendix A 1.1
“Paying Agent”	2.03
“PIK Securities”	2.02
“Registrar”	2.03
“Rule 144A Security”	Appendix A 2.1(a)
“Taxing Jurisdiction”	12.01(a)
“Trust Indenture Act”	1.06
“withholding tax”	12.01(a)

SECTION 1.03. Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended or otherwise modified (subject to any restrictions on such amendments or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, and Appendices shall be construed to refer to Articles and Sections of, and Appendices to, this Indenture, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and general intangibles and (f) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.04. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Corporation Trust Center as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, this Indenture or any other Note Document that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 13.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities and any other Note Document, to the extent permitted by law.

SECTION 1.05. Currency. References herein to “$” are to lawful money of United States of America.

SECTION 1.06. No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.

ARTICLE II

THE SECURITIES

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”), which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1.1 to Appendix A, in the case of the 144A Global Securities, substantially in the form of Exhibit 1.2 to Appendix A, in the case of Securities acquired by certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, respectively, each of which form is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 13.02 and 13.03, shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $53,836,742.98. Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the issue of Securities is to be authenticated. For the avoidance of doubt, no Opinion of Counsel shall be required in order for the Trustee to authenticate Securities for original issuance on the Issue Date or PIK Securities for issuance in connection with any Interest Payment Date.

In connection with the payment of PIK Interest in respect of the Securities (including the PIK Securities), the Company shall be entitled, without the consent of the Holders, to increase the outstanding principal amount of the Securities or issue additional Securities (the “PIK Securities”) under this Indenture on the same terms and conditions as the Securities issued on the Issue Date (other than the issuance dates and the date from which interest will accrue). The Securities and any PIK Securities subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

Each Global Security will represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, transfers of Securities, conversions and payments of PIK Interest. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby will be made by the Trustee.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain, or cause to be maintained, an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Subject to Section 2.11, prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any of its Affiliates acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendices A, B and C hereto) are met. When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Anything to the contrary herein notwithstanding, a Security may be transferred only to the Depositary or to any other Person if both (i) such Person is a Qualified Purchaser and (ii) either such transfer is (x) to a QIB in compliance with Rule 144A or (y) an Institutional Accredited Investor.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code) in whose hands such Securities are valid obligations of the Company.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its retention policy then in effect, unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Payment of Interest. Interest shall accrue on the Securities and any past due interest amounts thereon and shall be payable in cash quarterly in arrears at the rate of 12% per annum on each Interest Payment Date, or if such day is not a Business Day, on the next succeeding Business Day, to Holders of record of the Securities on the Record Date immediately preceding such Interest Payment Date. Subject to Sections 2.14 and 4.12, the Trustee shall pay the amount specified in the Interest and Principal Payment Certification from the Distribution Account to the Holders on such Interest Payment Date. To the extent (i) the funds received by the Company pursuant to Section 2.03(a) of the MBIA Credit Agreement are insufficient to pay interest on the Securities in cash on any date on which interest is due and payable pursuant to this Section 2.11 and (ii) no Default or Event of Default hereunder or under the MBIA Facility has occurred and is continuing, the Company may elect to pay interest in the amount of any such insufficiency in kind by treating such amount as PIK Interest; provided that if the Company shall elect to treat such amount as PIK Interest, or a combination of cash payment and PIK Interest, the payment of cash, if any, and PIK Interest shall be applied pro rata to all Holders of Securities. If the Company elects to pay interest by treating such amounts as PIK Interest as aforesaid, the Company shall so specify in the Interest and Principal Payment Certification which shall be delivered to the Trustee by no later than 11:00 a.m. New York City time on the third Business Day prior to the Interest Payment Date on which the respective interest payment is due and payable, which certification shall specify the amount of interest that will be payable in cash, if any, and in the form of PIK Interest. Upon such election, the outstanding principal amount of the Securities will be so increased or PIK Securities in the amount of interest specified shall be issued, as applicable. Interest shall accrue and be payable on the PIK Interest. If the Company shall issue PIK Securities as aforesaid by increasing the outstanding principal amount of such Securities, at any time or from time to time, the Company shall not be required to issue, and the Trustee shall not be required to authenticate, additional physical Securities, and the outstanding physical Securities may be deemed to represent all such PIK Securities pro rata.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of principal, interest or any other amount on the Securities, including any Make-Whole Premium, or any other payment due and owing under the Note Documents, or upon the occurrence of an Event of Default and so long as such Event of Default is continuing, the Company shall pay defaulted interest, subject to Section 2.11, at the rate of 5.00% in excess of the rate which would have been payable if such overdue interest had, during the period of non-payment, constituted an outstanding amount of the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest on a payment date to the persons who are Holders of Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date may be less than ten days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee in the name and at the expense of the Company) will send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.14. Claims Under Insurance Policy.

(a) If, by 11:00 a.m. New York City time on the second Business Day preceding any Interest Payment Date or at Maturity relating to the Securities, there are not sufficient funds in the Distribution Account to pay all principal and interest payable in cash by the Company on such Interest Payment Date as set forth in the Interest and Principal Payment Certification and the Trustee has not received a notice from the Company electing to pay PIK Interest pursuant to Section 2.11, the Trustee shall deliver to the Collateral Agent, the Insurer and the Holders by facsimile or other electronic transmission a written notice identifying such deficiency and setting forth the amount of such deficiency (a “Deficiency

Notice”) by no later than 11:00 a.m. New York City time on the first Business Day preceding the date such principal and interest becomes due. In the event that there is such a deficiency and the Trustee delivers a Deficiency Notice, the Trustee shall furnish to the Insurer a completed Notice of Claim (as defined in clause (b) of this Section 2.14) in the amount of the Insurance Policy Claim Amount. Any amounts paid by the Insurer to the Trustee shall be deposited into the Distribution Account and shall be paid by the Trustee or the Paying Agent to Holders in respect of the applicable principal and/or interest payment in accordance with the Interest and Principal Payment Certification, in each case, on the later of (i) the related Interest Payment Date and (ii) the Business Day received.

(b) Any notice delivered by the Trustee to the Insurer pursuant to Section 2.14(a) shall (i) be in the form attached as Exhibit A to the Insurance Policy, (ii) specify the Insurance Policy Claim Amount claimed under the Insurance Policy and (iii) constitute a “Notice” under the Insurance Policy (such notice, a “Notice of Claim”). In accordance with the provisions of the Insurance Policy, the Insurer is required to pay to the Trustee the Insurance Policy Claim Amount properly claimed thereunder on the applicable Insured Payment Date. Any payments made by the Insurer to the Trustee under the Insurance Policy shall be applied solely to the scheduled payment of the Securities in accordance with the Interest and Principal Payment Certification, and for no other purpose.

(c) The Trustee shall (i) receive in trust for the benefit of each Holder any Insurance Policy Claim Amount from the Insurer and (ii) distribute the same in accordance with Section 2.14(a) above. Any and all Insurance Policy Claim Amounts disbursed by the Trustee from claims made under the Insurance Policy shall not be considered payment by the Company with respect to such Securities, and shall not discharge the obligations of the Company with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Securities, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Securities by or on behalf of the Insurer, the Insurer shall be entitled to all rights to the payment of interest or principal with respect to the Securities which are then due for payment to the extent of all payments made by the Insurer, and, so long as the Holders (other than the Company or any Affiliate and the Insurer) have received 100% of the principal amount of the Securities plus the Make-Whole Premium, if any, and accrued and unpaid interest, if any, and any other payment then due and owing under the Note Documents, the Insurer may exercise any option, vote, right, power or the like with respect to the Securities to the extent that it has made payment pursuant to the Insurance Policy. To evidence such subrogation, the Trustee shall note the Insurer’s rights as subrogee upon the register of Holders upon receipt from the Insurer of proof of payment by the Insurer. The foregoing subrogation shall in all cases be subject to the rights of the Holders to receive all Insured Amounts in respect of the Securities.

(d) The Trustee shall keep a complete and accurate record of all funds deposited by the Insurer into the Distribution Account and distributed to the Holders with respect to the Insurance Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Security. Upon the reasonable request of the Insurer, the Insurer or its authorized agents shall be permitted (i) to inspect the books and records of the Trustee as they may relate to the Securities, the Note Documents, or the transactions relating to the foregoing (including, without limitation, access to information reasonably required) and (ii) to discuss the affairs, finances and accounts of the Company with the independent accountants of the Company.

(e) The Trustee shall be entitled to enforce on behalf of the Holders the obligations of the Insurer under the Insurance Policy.

SECTION 2.15. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee, or the Insurer may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of and interest, if any on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Insurer, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.16. Rule 144A Information. The Company shall furnish to each Holder of the Securities, and any prospective purchasers designated by any Holder, upon request, the information required to be delivered pursuant to Rule 144A(d)(4). For purposes of this Section 2.16 only, Holder shall include any beneficial holder of a Security, identified as such to the Company by a statement from a bank, broker or other nominees that holds the Securities for the beneficial holder in “street name,” or in any other manner acceptable to the Company.

SECTION 2.17. Investment Company Act Procedures. For so long as any Securities are Outstanding, the Company shall do the following:

(a) Notification. Each periodic report sent or caused to be sent by the Company to the Holders, which should in no event be less frequently than annually, will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Company be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Company must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers or entities owned exclusively by Qualified Purchasers. Consequently, all sales and resales of the Securities must be made solely to purchasers that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers. Each purchaser of a Security (or a beneficial interest therein) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser or an entity owned exclusively by Qualified Purchasers; (ii) the purchaser is (x) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) or (y) solely in the case of Notes issued in the form of certificated Notes, a Person that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs (an “IAI”)); (iii) the purchaser is acting for its own account or the account of another Qualified Purchaser meeting the requirements of clause (ii) above; (iv) the purchaser is not formed for the purpose of investing in the Company; (v) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations specified herein; and (vi) the purchaser understands that the Company may receive a list of participants holding positions in securities from one or more book-entry depositories. The Securities (or beneficial interests therein) may only be transferred to a transferee who is a both (I) a (x) Qualified Purchaser or (y) entity owned exclusively by Qualified Purchasers and (II) a Person meeting the requirements of clause (ii) above and all subsequent transferees are deemed to have made representations (i) through (vi) above.

If, notwithstanding the restrictions on transfer contained therein, the Company determines that any Holder or beneficial owner of an interest in a Security is determined not to have been a Qualified Purchaser at the time of acquisition of such Security or beneficial interest therein, the Company may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Security (or any interest therein) to a Person that is both (x) a (I) Qualified Purchaser or (II) entity owned exclusively by Qualified Purchasers and (y) a Person meeting the requirements of clause (ii) above, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Company (or the Trustee acting on behalf of the Company), without further notice to such Holder or beneficial owner, shall and is hereby irrevocably authorized by such Holder or beneficial owner, to cause its Security or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Company, in connection with such transfer, that such Person meets the qualifications set forth above and pending such transfer, no further payments will be made in respect of such Security or beneficial interest therein held by such Holder or beneficial owner.”

(b) DTC Actions. The Company will direct DTC to take the following steps in connection with the Global Securities:

(i) The Company will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Securities in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Company will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Company will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Issue Date, the Company will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Securities.

(iv) In addition to the obligations of the Registrar set forth in Section 2.03, the Company will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Company a list of all DTC participants holding an interest in the Global Securities.

(v) The Company will cause each CUSIP number obtained for a Global Security to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, etc. The Company will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the Investment Company Act restrictions on the Global Securities. Without limiting the foregoing, the Company will request that each third-party vendor include the following legends on each screen containing information about the Securities:

(i) Bloomberg.

(1) “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Securities;

(2) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(3) a link to an “Additional Security Information” page on such indicator stating that the Global Securities are being offered in reliance on the exception from registration under Rule 144A under the Securities Act of 1933 to persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended; and

(4) a statement on the “Disclaimer” page for the Global Securities that the Global Securities will not be and have not been registered under the Securities Act of 1933, as amended, that the Company has not been registered under the Investment Company Act of 1940, as amended, and that the Global Securities may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.

(ii) Reuters.

(1) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(2) a <144A3c7Disclaimer> indicator appearing on the right side of the Reuters Instrument Code screen; and

(3) a link from such <144A3c7Disclaimer> indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) “Qualified Purchasers”, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE III

REDEMPTION

SECTION 3.01. Notices to Trustee. Following the occurrence of the Senior Collection Date, if the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least five Business Days prior to the giving of notice of a redemption pursuant to Section 3.03, unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed pursuant to Section 3.07, the Trustee shall select the Securities to be redeemed (1) if such Securities are in global form, by lot or by such other method, then in accordance with the procedures of the Depositary or (2) if such Securities are not in global form, then on a pro rata basis, although no Security of $2,000 (or, in the case of Global Securities, $250,000 or less) in original principal amount or less will be redeemed in part. The Securities and the portions of them that the Trustee selects to be redeemed shall be in minimum principal amounts of $2,000 (or, in the case of Global Securities, $250,000 or less) or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities pursuant to Section 3.07, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures. Notices to the Trustee may be given by email in PDF format. Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed (including the Issue Date and, if applicable, the certificate number) and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8) the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(9) any conditions precedent to the redemption of the Securities; and

(10) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption set forth in this Section 3.03 in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered five Business Days prior to the date that notification will be sent to the Holders pursuant to this Section 3.03 (unless the Trustee consents to a shorter period) requesting that the Trustee give such notice of redemption and attaching the form of notice containing the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once a notice of redemption referred to in Section 3.03 is sent, Securities called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption, if any, have not been satisfied. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or prior to the date of any redemption pursuant to Section 3.07, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed pursuant to Section 3.07 in part, the Company shall execute and the Trustee shall authenticate, upon receipt of a written order of the Company, for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Optional Redemption.

(a) Following the occurence of the Senior Collection Date, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), and any other payment due and owing under the Note Documents. For the avoidance of doubt, the Company shall not be entitled to redeem the Securities prior to the occurrence of the Senior Collection Date.

(b) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

SECTION 3.08. Mandatory Principal Payment.

(a) Following the occurrence of the Senior Collection Date, if the Company receives any cash payments under Section 2.04 of the MBIA Credit Agreement, the Company shall receive by deposit to the Collection Account any cash payment under Section 2.04 of the MBIA Credit Agreement, the Company shall apply all of such payment, to the extent not applied to pay interest pursuant to Section 2.11 or defaulted interest pursuant to Section 2.12, to the prepayment of outstanding Securities, at a price equal to 100% of the principal amount of the Securities to be repaid, together with the Make-Whole Premium, if any; provided, however, that the Company shall not be required to pay the Make-Whole Premium on prepayment of the principal amount of the Securities except to the extent such prepayment is attributable to the initial principal amount of the Notes, and not to PIK Interest, calculated by the Company, on any date on which such prepayment of principal amount is to be made pursuant to this Section 3.08(a), as the positive difference, if any, between (x) the total principal amount of the Securities prepaid or to be prepaid through, and including, such date of prepayment, less (y) the sum of (I) the total principal amount of PIK Interest paid on the Securities in lieu of cash interest through such date of prepayment, plus (II) the total principal amount of the Securities previously prepaid through, but not including, such date of prepayment as to which the Make-Whole Premium has been paid. The Interest and Principal Payment Certification shall set forth the principal amount of the Securities to be prepaid and the Make-Whole Premium.

(b) The prepayment of principal amount of the Notes pursuant to Section 3.08(a) shall be made on the first Interest Payment Date occurring immediately following the date on which the cash payment under Section 2.04 of the MBIA Credit Agreement is deposited in the Collection Account; provided, that any such cash payment received by the Company after 11:00 a.m. on the third Business Day preceding any Interest Payment Date shall be applied to the prepayment of principal hereunder on the Interest Payment Date after such Interest Payment Date. Subject to any operational limitations of DTC, the Trustee shall transfer the amount of such cash payment from the Collection Account to the Distribution Account and shall repay the principal amount of the Securities and the Make-Whole Premium, if any, as specified in the Interest and Principal Payment Certification, from the Distribution Account to the Holders on such Interest Payment Date; provided that such funds have been deposited to the Distribution Account by 11:00 a.m. New York City time, on such Interest Payment Date.

(c) [Reserved].

(d) Payments made pursuant to this Sections 3.08 shall be deemed a prepayment of principal, and not a redemption made pursuant to Sections 3.01 through 3.06. Any prepayments made pursuant to this Section 3.08 in respect of Securities issued in global form, and the Trustee’s obligation to effect such payments, shall be subject in all respects to the applicable procedures of the Depositary

SECTION 3.09. Payment at Maturity. The Company shall repay the Securities in whole (including PIK Interest, if any) plus the Make-Whole Premium, if any, and accrued and unpaid interest, if any, to Maturity and any other payment due and owing under the Note Documents; provided, however, that the Company shall not repay the Securities until all Senior Obligations have been paid in full in cash and the Senior Collection Date has occurred.

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of (and premium including the Make-Whole Premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture; provided, however, that the Company shall make no cash payments, whether of principal, interest or otherwise, on the Securities unless and until all Senior Obligations are paid in full in cash and the Senior Collection Date has occurred. For the avoidance of doubt, the proceeds of the Collateral shall not be used to make any payments on the Securities unless and until all Senior Obligations are paid in full in cash. Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. New York City time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Corporate Existence; Compliance with Operating Agreement. The Company shall preserve and maintain its organizational existence. The Company shall duly observe and comply with the terms of the Company Operating Agreement.

SECTION 4.03. Limitation on Liens. The Company shall not create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets other than (a) Liens arising by operation of law, (b) Liens under the Note Documents and (c) Liens under the Senior Facility.

SECTION 4.04. Limitation on Indebtedness. The Company shall not incur, assume or suffer to exist any Indebtedness other than (a) Indebtedness under the Note Documents and (b) Indebtedness under the Senior Facility.

SECTION 4.05. Limitation on Investments. The Company shall not make or hold any Investments other than the MBIA Facility to the extent the MBIA Facility is an Investment.

SECTION 4.06. Maintenance of Property; Insurance. The Company shall keep all material property necessary to the proper conduct of the business of the Company in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.07. Financial Reports and Other Information

(a) Reports, Notices. Except with respect to the Interest and Principal Payment Certification delivered pursuant to Section 4.07(b), the Company shall (i)(a) furnish to the Trustee by email all reports and/or notices it sends or receives in connection with the MBIA Facility and the Senior Facility or (b) cause such reports and/or notices to be posted on the Datasite and (ii) designate and mark, or cause to be designated and marked, any reports and/or notices which contain any Confidential Information or Material Non-Public Information. The Trustee shall promptly thereafter forward to the Holders a copy of each report and/or notice that is furnished by email pursuant to clause (i)(a) above and is not designated or marked as containing any Confidential Information or Material Non-Public Information. The Trustee shall have no obligation to access the Datasite and no responsibility for the contents of the Datasite whatsoever.

(b) Interest and Principal Payment Certification. The Company shall cause MBIA Corp. to deliver a completed Interest and Principal Payment Certification to the Trustee by no later than 11:00 a.m. New York City time on the third Business Day prior to each Interest Payment Date and make the information contained in the Interest and Principal Payment Certification (or the information therein) public, in accordance with Section 7.12(b)(viii) of the MBIA Credit Agreement. If the Company submits to the Trustee a change to the form of Appendix D, the Trustee shall send a copy to the Holders and unless the Trustee receives a written objection from the Majority Holders on or before the 5th Business Day after a copy thereof has been sent to Holders, such new form will constitute the form of Appendix D hereunder.

(c) Maintenance of Datasite. The Company shall maintain, or cause to be maintained, an internet accessible datasite (the “Datasite”) in accordance with Section 5.01(d) of the MBIA Credit Agreement. The Company shall cause all information required to be delivered to the Trustee and/or the Holders to be available on the Datasite. The Company shall cause MBIA Corp. to publicly disclose on a quarterly basis the information described in Section 7.12 of the MBIA Credit Agreement in accordance with the MBIA Credit Agreement.

(d) Notice of Default. So long as any of the Securities are outstanding, the Company will deliver to the Trustee, within five days after any Officer of the Company becoming aware of the occurrence of any Default or Event of Default that has not been cured, a written statement specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto.

(e) Limitation of Trustee Duty. Delivery of reports, information and documents to the Trustee under this Section 4.07 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Company’s compliance or non-compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website or datasite under this Indenture, or participate in any conference calls.

SECTION 4.08. Inspection Rights. Upon reasonable notice from the Trustee, the Insurer or any Holder, the Company will and will cause MBIA Corp. to permit the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate), the Insurer (and such Persons acting for the Insurer as the Insurer may reasonably designate) or such Holder during normal business hours at the Company’s sole expense for two inspections in any consecutive period of twelve months unless an Event of Default is continuing, to visit and inspect any of the properties of the Company and MBIA Corp. to examine all of their books and records to make copies and extracts therefrom, including any information about the Collateral or the “Collateral” (as such term is defined in the MBIA Facility), (subject to reasonable confidentiality restrictions), and to discuss their respective affairs, finances and accounts with their respective officers, advisors and independent public accountants (and by this provision each of the Company and MBIA Corp. authorizes such accountants to discuss with the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate), the Insurer (and such Persons acting for the Insurer as the Insurer may reasonably designate) or such Holder the affairs, finances and accounts of the Company and MBIA Corp.), all as often, and to such extent, as may be reasonably requested. The chief financial officer of MBIA Corp. and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Trustee, the Insurer or such Holder and such accountants.

SECTION 4.09. Conduct of Business. The Company shall not conduct, transact or otherwise engage in any business, operations or activities other than as set forth below, so long as such business, operations or activities are not prohibited by the Note Documents:

(a) to purchase, accept an assignment of, acquire, own, hold and collect all or any portion of the Collateral;

(b) to take any and all steps necessary or desirable to administer, secure, enforce and collect the loan extended by the Company under the MBIA Facility and any other Collateral;

(c) to take any and all steps necessary to perform any of its funding obligations with respect to the MBIA Facility;

(d) to enter into and perform its obligations under the Note Documents, the Senior Facility and the MBIA Facility and all other documents, instruments or agreements which may be necessary in connection with the transactions contemplated thereunder;

(e) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are reasonably related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes or contemplated by the Note Documents, the Senior Facility or the MBIA Facility (including the establishment of bank accounts and referral, management, servicing and administration agreements);

(f) to issue limited liability company interests as provided for in the Company Operating Agreement; and

(g) to the extent not otherwise prohibited in this Indenture or the Note Documents, to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification is required.

SECTION 4.10. Use of Proceeds; Margin Regulations; Company Activities.

(a) Use of Proceeds. The net proceeds of the Securities shall be used by the Company to make a loan to MBIA Corp. solely pursuant to the MBIA Facility.

(b) Margin Stock. The Company shall not (i) engage in the business of extending credit for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or (ii) use any proceeds of the Securities for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 4.11. Limitation on Dividends. The Company shall not declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests or to the direct or indirect holders of its Equity Interests in their capacity as such.

SECTION 4.12. Maintenance of Accounts.

(a) Collection Account. The Company shall at all times maintain the Collection Account. The Company shall not use any amounts deposited into the Collection Account in any manner or for any purpose other than (i) prior to the Senior Collection Date, in accordance with the Senior Facility and (ii) on or after the Senior Collection Date, for transfer to the Distribution Account and/or MBIA Corp. in accordance with the relevant Interest and Principal Payment Certification and the MBIA Credit Agreement. The Company, or MBIA Corp. on behalf of the Company, shall, by written notice to the Trustee (including by delivery of the Interest and Principal Payment Certification) and in accordance with the terms hereunder, direct amounts on deposit in the Collection Account to be transferred into the Distribution Account and/or to MBIA Corp. (as applicable) and within one Business Day after the receipt of the Interest and Principal Payment Certification and such direction, the Trustee shall initiate the transfer of the amounts to be so transferred in accordance with such direction.

(b) [Reserved].

(c) The Company shall not maintain any account other than the Collection Account.

(d) Distribution Account. At the time of execution and delivery of this Indenture, and for purposes of this Indenture, the Company hereby instructs the Trustee to establish an account for the benefit of Holders (the “Distribution Account”), which shall be a trust account, the assets of which shall not be commingled with the general assets of the Trustee or the assets held in trust for the benefit of holders of Senior Notes, and over which the Trustee shall have exclusive control and sole right of withdrawal.

(i) The Trustee shall deposit any amount received by it from MBIA Corp. under the Insurance Policy, subject to the terms of the Intercreditor Agreement, and excluding any amounts which must be turned over to the holders of Senior Notes under the Intercreditor Agreement, into the Distribution Account and distribute such amount only for purposes of making scheduled payments hereunder for which a claim was made. Any funds received by the Trustee as a result of any claim under the Insurance Policy shall be applied by the Trustee directly to the payment in full (to the extent of the proceeds received pursuant to the Insurance Policy) of the scheduled payments due on the Securities.

(ii) The Trustee shall deposit any amount received by it from the Company (or MBIA Corp. on behalf of the Company) pursuant to this Indenture, subject to the terms of the Intercreditor Agreement, and excluding any amounts which must be turned over to the holders of Senior Notes under the Intercreditor Agreement, into the Distribution Account and distribute such amount only for purposes of making scheduled principal and interest payments hereunder and under the Subordinated Facility. Such amounts shall be disbursed by the Trustee to the Holders as set forth under Section 4.01.

(iii) Funds held in the Distribution Account shall not be invested by the Trustee.

(iv) On each Interest Payment Date and at Maturity in respect of the Securities, the Trustee or Paying Agent shall pay to the Holders, solely to the extent of the funds available therefor in the Distribution Account, the principal and/or interest payments on the Securities to be paid on such Interest Payment Date in accordance with the Interest and Principal Payment Certification.

SECTION 4.13. Performance under MBIA Facility. The Company shall cause MBIA Corp. to duly and punctually perform and observe in all material respects its obligations and conditions under the MBIA Facility.

SECTION 4.14. Taxes. The Company shall pay, prior to delinquency, all taxes, assessments, and governmental levies due and payable by the Company except such as are contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to effect such payment is not adverse in any material respect to the Holders. The Company is not a party to, and shall not become a party to, any tax sharing or similar agreement that would obligate it to make payments to MBIA Inc. or any affiliate of MBIA Inc. in respect of taxes, assessments or other governmental levies.

SECTION 4.15. Compliance with Laws; Policies and Procedures.

(a) Without limiting any of the other covenants in this Article 4, the Company, shall (i) conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities if the failure to comply thereunder would reasonably be expected to have a Material Adverse Effect; provided, however, that this Section 4.15 shall not require the Company to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, (ii) comply with all obligations it might have under Anti-Corruption Laws and (iii) comply with all applicable Sanctions imposed on it.

(b) The Company shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Company and MBIA Corp. and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.

SECTION 4.16. Limitation on Modifications.

(a) The Company shall not amend, modify, waive or otherwise change any provision of the Company Operating Agreement without the prior written consent of the holders of a majority in aggregate principal amount of the then outstanding Senior Notes.

(b) The Company shall not amend, modify, waive or otherwise change any provision of the MBIA Facility without the prior written consent of the holders of a majority in aggregate principal amount of the then outstanding Senior Notes.

SECTION 4.17. Further Assurances.

(a) The Company agrees that it will, and agrees to cause each Collateral Grantor, at any time and from time to time, at the expense of such Collateral Grantor, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, to perfect and protect any Lien granted or purported to be granted by the Security Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Documents. Without limiting the generality of the foregoing, the Company shall, and shall cause each Collateral Grantor to execute, if required, and file, or cause to be filed, such financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), or amendments thereto, and such other instruments or notices, to protect and preserve the Liens granted or purported to be granted by the Security Documents.

(b) Subject to Section 11.05, the Company hereby authorizes the Collateral Agent (without obligation) to file one or more financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of any Collateral Grantor where permitted by law. The Collateral Agent will promptly send the Company a copy of any financing or continuation statements which it may file without the signature of the relevant Collateral Grantor and the filing or recordation information with respect thereto.

SECTION 4.18. Post-Bankruptcy Restrictions. The Company shall, and shall cause MBIA Corp. and MBIA Inc. to, not take or support any challenge of any transfer made in connection with the Note Documents as a preference or fraudulent conveyance.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01. Consolidation, Merger and Sale of Assets. The Company will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of any of its assets to any Person.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(a) failure to pay interest on any Security when such interest becomes due and payable and such default is continued for two Business Days;

(b) failure to pay principal of (or premium including the Make-Whole Premium, if any, on) any Security or any other amounts due hereunder when such amounts become due and payable and such default continues for two Business Days;

(c) (i) failure by the Company to comply with Sections 4.1 through 4.5, 4.9, through 4.13, 4.15, 4.16 and 4.18 or (ii) failure to comply with any other covenant or agreement in this Indenture and such default continues for 15 Business Days;

(d) the (i) Insurance Policy ceases to be in full force and effect (ii) at the option of the Insurer, the Insurance Agreement ceases to be in full force and effect (other than in accordance with the terms thereof or pursuant to the terms of this Indenture or other applicable Note Document), (iii) MBIA Corp. denies or disaffirms its obligations under the Insurance Policy or the Insurance Agreement, or (iv) at the option of the Insurer, failure of any premium payment to be made on the Insurance Policy when due;

(e) (i) the Company or MBIA Corp. shall commence an Insolvency Proceeding, or the Company or MBIA Corp. shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or MBIA Corp. any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Company or MBIA Corp. any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Company or MBIA Corp. shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or MBIA Corp. shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due;

(f) one or more final judgments or decrees shall be entered against the Company involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

(g) (i) the Security Documents or the Intercreditor Agreement shall for any reason cease to create a valid and perfected first-priority Lien on any portion of the Collateral (other than in accordance with the terms of this Indenture or the terms of the Security Documents) or (ii) any Collateral Grantor asserts in writing that any Lien created under the Security Documents is invalid or unenforceable;

(h) any “Event of Default” shall occur and continue beyond the applicable cure period, if any, under the (i) Senior Facility, (ii) MBIA Facility, or (iii) any other Indebtedness of the Company; provided that no effect shall be given to any waiver of any such “Event of Default” granted thereunder;

(i) any material provision of any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder ceases to be in full force and effect; or the Company or MBIA Corp. denies in writing the validity or enforceability of any provision of any Note Document or the validity or priority of a Lien as required by the Security Documents, or the Company or MBIA Corp. denies in writing that it has any or further liability or obligation under any Note Document;

(j) an ERISA Event occurs which results or could reasonably be expected to result in liability of the Company in an aggregate amount (determined as of the date of occurrence of such ERISA

Event) which could reasonably be expected to result in a Material Adverse Effect or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under any Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect;

(k) a Change of Control shall have occurred; or

(l) any representation or warranty by the Company or MBIA Corp. made or deemed made herein or in any other Note Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith shall prove to have been incorrect, false or misleading on or as of the date made or deemed made which failure has a Material Adverse Effect.

SECTION 6.02. Acceleration of Maturity; Rescission and Annulment. Subject to the terms of the Intercreditor Agreement, if an Event of Default described in Section 6.01 (other than an Event of Default specified in Section 6.01(e)) occurs and is continuing then in every such case the Trustee or the Majority Holders, if any, of the Outstanding Securities, may (i) declare the principal amount of all of the Securities and all interest thereon to be due and payable immediately, including the Make-Whole Premium, if any, and any other payments due and owing under the Note Documents, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such amount (or specified portion thereof) shall become immediately due and payable; (ii) enforce all of the Liens and security interests created pursuant to the Security Documents; (iii) apply any cash Collateral held by the Collateral Agent to the repayment of the Obligations in accordance with Section 6.06; and (iv) exercise all rights and remedies available to it under the Note Documents and applicable law. Upon the occurrence of an Event of Default specified in Section 6.01(e), the principal amount of all of the Securities, all interest thereon, and the Make-Whole Premium, if any, shall automatically and immediately become due and payable.

For the avoidance of doubt, upon an acceleration pursuant to this Section 6.02, the Make-Whole Premium shall be calculated as of the date of such acceleration and shall be due and owing following such an acceleration. The Company will pay the Make-Whole Premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Event of Default specified in Section 6.01(e) has occurred and (if an Event of Default specified in Section 6.01(e) has occurred) without regard to whether the event causing such Event of Default is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Securities and other Notes Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. The Company agrees that payment of the Make-Whole Premium is reasonable under the circumstances currently existing. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Make-Whole Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Make-Whole Premium to the Trustee for the ratable benefit of the Holders as herein described is a material inducement to Holders to purchase the Securities.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Majority Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,

(i) all overdue interest, if any, on all Outstanding Securities,

(ii) all unpaid principal of (and premium including the Make-Whole Premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, interest, if any, on such unpaid principal (and premium including the Make-Whole Premium, if any) and all other amounts due and owing under the Note Documents at the rate or rates prescribed therefor in such Securities, and any other amounts due and owing under the Note Documents,

(iii) to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium including the Make-Whole Premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of two Business Days, or

(b) default is made in the payment of the principal of (or premium including the Make-Whole Premium, if any, on) any Security at the Maturity thereof and on any date required under Section 3.08, or any other payment due and owing under the Note Documents, the Company, subject to the Intercreditor Agreement, shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium including the Make-Whole Premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium including the Make-Whole Premium, if any, or interest, if any, or and any other payment due and owing under the Note Documents) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal (and premium including the Make-Whole Premium, if any) and interest, if any, and any other payment due and owing under the Note Documents, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06. Application of Money Collected. Subject to the terms of the Intercreditor Agreement, any money collected by the Trustee or the Collateral Agent pursuant to this Article 6 (including upon any realization of any Lien upon Collateral) shall, subject to the terms of the Security Documents, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium including the Make-Whole Premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or the Collateral Agent under Section 7.06;

SECOND: To the payment of all amounts due the Majority Holders under Section 7.06;

THIRD: To the payment of the amounts then due and unpaid for principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, respectively; and

FOURTH: The balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.

SECTION 6.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder affects, disturbs or prejudices the rights of other Holders or obtains or seeks to obtain priority or preference over such other Holders or enforces any right under this Indenture). Nothing in this section 6.07 shall be construed as limiting the rights of otherwise qualified Holders to petition a court for the removal of a Trustee pursuant to Section 7.07 hereof.

SECTION 6.08. Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest. Subject to the following sentence, notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein and in such Security of the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on such Security on the Stated Maturity or any Maturities (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder. Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture or in any other Note Document or any action taken by the Company not prohibited hereunder shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Securities.

SECTION 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities, provided that in each case (a) such direction shall not be in conflict with any rule of law, this Indenture or the Intercreditor Agreement and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

SECTION 6.13. Waiver of Past Defaults. Subject to Section 6.02, the Majority Holders may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default

(1) in the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or

(2) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the other Note Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by the Majority Holders, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).

SECTION 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

SECTION 6.16. Subrogation Rights of the Insurer. The Insurer shall be subrogated to the rights of the Holders as provided in the Insurance Agreement.

SECTION 6.17. Intercreditor Agreement. All rights of the Trustee and the Holders of Securities to declare an Event of Default, exercise remedies, and receive payments or proceeds of the Collateral under this Indenture are subject to, and limited by, the Intercreditor Agreement.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Note Documents to which it is or will become a party and no implied covenants or obligations shall be read into this Indenture or any of the Note Documents against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Except as expressly required by this Indenture, money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(i) The Trustee shall, upon two Business Days’ prior notice to the Trustee, permit any representative of the Insurer at the Insurer’s own expense, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Securities, to make copies and extracts therefrom and to discuss the Trustee’s affairs and actions, as such affairs and actions relate to the Trustee’s duties with respect to the Securities, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Securities.

(j) Each of the Holders by acceptance of the Securities hereby irrevocably authorize the Trustee to enter into the Note Documents and to take such action on their behalf under the provisions of the Note Documents and to exercise such powers and perform such duties as are expressly delegated to the Trustee by the terms of this Indenture and the Note Documents, together with such powers as are reasonably incidental thereto.

SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, in each case, to the effect that it is so permitted to act or to refrain from acting. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specified in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the

Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.09.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any of the Note Documents, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or recital in this Indenture, or any statement in any Note Document or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs with respect to the Securities and is continuing and written notice of such Default has been received by the Trustee as specified in Section 7.02(j), the Trustee shall send to each Holder a notice of the Default within 5 Business Days after such written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Compensation and Indemnity. The Company agrees to: (a) pay to the Trustee, the Collateral Agent and the Loan Administrator, from time to time as agreed to between the Company, the Trustee, the Collateral Agent and the Loan Administrator, reasonable compensation for its services as has been agreed to by the Company, the Trustee, the Collateral Agent and the Loan Administrator, which compensation shall not be limited by any law on compensation of a trustee of an express trust; (b) reimburse the Trustee, Collateral Agent and Loan Administrator upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of monitoring the Collateral, costs of monitoring the Company’s compliance with the Note Documents and the MBIA Facility (provided that the Trustee, the Collateral Agent and the Loan Administrator shall have no duty to monitor), costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s, Collateral Agent’s and Loan Administrator’s agents, counsel, accountants, financial advisors, and experts); (c) indemnify, defend, protect and hold harmless the Trustee (in its individual capacity and Trustee capacities), the Collateral Agent (in its capacity as Collateral Agent), the Loan Administrator (in its capacity as Loan Administrator) and their respective directors, officers and agents against any and all loss, damage, claims, liability, cost or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this Indenture and the trusts thereunder and the performance of its duties hereunder or any of the Note Documents (including the costs and expenses of enforcing this Indenture against the Company or defending itself against any claim whether asserted by any Holder or the Company, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder) and (d) after the occurrence of an Event of Default, reimburse the Majority Holders for reasonable compensation and expenses, disbursement and advances of the Majority Holders’ counsel and financial advisors. The Trustee, Collateral Agent and Loan Administrator shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee, Collateral Agent or Loan Administrator to so notify the Company shall not relieve the Company of its obligations hereunder or any of the Note Documents, except to the extent the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee, Collateral Agent and Loan Administrator may have a single separate counsel for all of them (except to the extent that representation of all of the Trustee, Collateral Agent and Loan Administrator by a single counsel would be improper due to conflict of interest, in which case each of them may retain separate counsel) and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a court of competent jurisdiction in a final, non-appealable judgment to have been incurred by the Trustee, Collateral Agent or Loan Administrator through the Trustee’s, Collateral Agent’s or Loan Administrator’s, as applicable, own willful misconduct or gross negligence.

To secure the Company’s payment obligations in this Section 7.06, the Trustee, Collateral Agent and Loan Administrator shall have a lien prior to the Securities on all money or property held or collected by the Trustee, Collateral Agent or Loan Administrator other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Collateral Agent or Loan Administrator. When the Trustee, Collateral Agent or Loan Administrator incurs expenses after the occurrence of a Default specified in Section 6.01(e) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

SECTION 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Majority Holders may remove the Trustee with respect to the Securities by so notifying with 31 days prior notice to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.09;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Majority Holders and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Outstanding Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 20% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

SECTION 7.09. Corporate Trustee Required; Eligibility. (a) There shall at all times be a Trustee hereunder which shall be:

(i) a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(ii) a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.

(b) The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

[RESERVED]

ARTICLE IX

SATISFACTION AND DISCHARGE

SECTION 9.01. Satisfaction and Discharge of Indenture. (a) This Indenture and the other Note Documents shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 12), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Note Documents, when:

(i)

all Outstanding Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(ii)

the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and

(iii)

the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After the conditions to discharge contained in this Article 9 have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Insurer under this Indenture and the other Note Documents.

ARTICLE X

AMENDMENT AND WAIVER

SECTION 10.01. Without Consent of Holders. The Company, the Trustee, and the Collateral Agent (if applicable) at any time and from time to time, may amend this Indenture and other Note Documents without notice to or consent of any Holder to, but with the written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) solely if such amendment is adverse to the interest of the Insurer:

(a) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make consistent any other provisions with respect to matters or questions arising under this Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

(b) provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein or in the other Note Documents conferred upon the Company or MBIA Inc.;

(d) enter into additional or supplemental Security Documents and to add additional assets as Collateral to secure the Securities;

(e) release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with this Indenture or the Security Documents;

(f) accept and consent to, and to take, any and all steps to perfect a security interest in the Collateral granted pursuant to the Security Documents;

(g) evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a successor Collateral Agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(h) provide for the issuance of PIK Securities in accordance with this Indenture; provide for uncertificated Securities in addition to or in replacement of certificated Securities; in the event PIK Securities are issued in certificated form, to make appropriate amendments to this Indenture to reflect changes to minimum denomination of certificated PIK Securities, establish minimum redemption amounts for certificated PIK Securities and other changes necessary to administer the certificated PIK Securities; or

(i) supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of Securities pursuant to Section 9.01; provided that any such action shall not adversely affect the interests of the Holders of Securities or any other series of Securities in any material respect.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02. With Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Trustee and the Collateral Agent (if applicable) may amend this Indenture and the other Note Documents, with the written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) solely if such amendment is adverse to the interests of the Insurer, and the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) solely if such waiver is adverse to the interest of the Insurer and the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected. However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:

(a) change the Stated Maturity of the principal of or any installment of interest on any Security, or change the due date of the Make-Whole Premium or any other premium;

(b) reduce the principal amount thereof (or premium including the Make-Whole Premium, if any) or the rate of interest, if any, on any Security;

(c) change any obligation of the Company to pay Additional Amounts contemplated by Section 12.01;

(d) reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder;

(e) change the currency of payment of principal on (or premium including the Make-Whole Premium, if any) or interest, if any, on any Security;

(f) reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(g) change any provision of the Note Documents providing for payments or redemptions, in each case, to be applied pro rata among the Holders entitled to such payments or redemptions of Securities;

(h) make any change in, or release other than in accordance with this Indenture that would adversely affect the Holders of any such Securities; or

(i) release the Liens for the benefit of the Holders on all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents;

(j) release the Company or MBIA Inc. from its obligations under this Indenture or any other Note Document, other than in accordance with this Indenture and the other Note Documents; or

(k) modify any of the provisions of this Section or Section 6.13 except to increase any percentage or to provide that certain provisions of this Indenture cannot be waived without the consent of the Holder of each Outstanding Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such amendment, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed amendment, but it shall be sufficient if the substance thereof shall be approved.

Notwithstanding anything to the contrary herein, so long as the Senior Collection Date has not occurred, no amendment, supplement or waiver under Section 10.01 or 10.02 shall be effective without the prior written consent of the holders of a majority in aggregate principal amount of the then outstanding Senior Notes.

SECTION 10.03. Execution of Amendments. The Trustee and the Collateral Agent (if applicable) shall sign any amendment authorized pursuant to this Article 10 if such amendment does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable. In executing, or accepting the additional trusts created by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee and Collateral Agent (if applicable) shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of Company, enforceable against them in accordance with its terms, subject to customary exceptions. The Trustee and the Collateral Agent (if applicable) may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04. Effect of Amendments. Upon the execution of any amendment under this Article 10, this Indenture or the applicable Note Document shall be modified in accordance therewith, and such amendment shall form a part of this Indenture or the applicable Note Document for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05. Reference in Securities to Amendments. Securities authenticated and delivered after the execution of any amendment pursuant to this Article 10 may bear a notation as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 10.06. Notice of Amendments. Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 13.01, setting forth in general terms the substance of such amendment.

ARTICLE XI

SECURITY

SECTION 11.01. Security Documents; Additional Collateral.

(a) In order to secure the due and punctual payment of the Notes Obligations, (i) on the Issue Date, simultaneously with the execution and delivery of this Indenture, the Collateral Grantors have executed Security Documents granting to the Collateral Agent for the benefit (or, where applicable, as direct representative) of the Secured Creditors a perfected Lien in the Collateral, and (ii) after the Issue Date, each other affiliate of the Company that is required to become a Collateral Grantor pursuant to Section 4.17 shall execute and deliver the necessary Security Documents in order to grant to the Collateral Agent a perfected Lien in all assets of such Person which are required to, but do not already, constitute Collateral.

(b) The Company shall cause every Collateral Grantor to from time to time take the actions required by Section 4.17.

SECTION 11.02. Releases of Collateral. The Notes Obligations will no longer be required to be secured by Liens on Collateral and the Liens securing the Notes Obligations will be released:

(a) in whole, upon the payment in full of all Notes Obligations (other than contingent obligations or liabilities for which no claim or demand for payment has been made);

(b) if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9; and

(c) in whole or in part, with the consent of the requisite Holders as provided in Section 10.02.

SECTION 11.03. Release Documentation. Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 11.02, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company, accompanied by an Officer’s Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the applicable Collateral Grantor or the Company the applicable portion of the Collateral that is authorized to be released pursuant to Section 11.02, and shall deliver such Collateral in its possession, if any, to the applicable Collateral Grantor or the Company, including, without limitation, executing and delivering releases and satisfactions wherever required. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

SECTION 11.04. Possession and Use of Collateral; No Impairment of the Security Interests.

(a) So long as no Event of Default has occurred and is continuing, and subject to the terms of this Indenture, the Security Documents, the MBIA Facility and the Company Operating Agreement, each Collateral Grantor will be entitled to freely operate the property and assets constituting the Collateral pledged by it and to receive, invest and dispose of all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it.

(b) No Collateral Grantor shall take any action, or omit to take any action, which action or omission would have the result of impairing the validity, perfection or priority of the security interests in the Collateral created by the Security Documents, (except as expressly set forth in this Indenture, the Security Documents or the Intercreditor Agreement, including any action that would result in a Permitted Collateral Lien (as defined in the Security Documents)).

(c) The Collateral Agent will distribute all funds received by it in accordance with the provisions of the Security Documents, and the Trustee will distribute all funds received by it from the Collateral Agent for the benefit of the Trustee and the Holders in accordance with the provisions of this Indenture.

SECTION 11.05. Collateral Agent. The Trustee and each of the Holders by acceptance of the Securities hereby authorize the appointment of the Collateral Agent as the Trustee’s and the Holders’ Collateral Agent under the Security Documents, and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorize the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to take such action on their behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement or as requested by the Majority

Holders (subject to this Section 11.05), nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder, the Company or any Collateral Grantor, either before or after the occurrence of an Event of Default, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

The Trustee is authorized and directed by the Holders and the Holders by acquiring the Securities are deemed to have authorized the Trustee, as applicable, to cause the Collateral Agent to enter into and perform its obligations under the Security Documents and the Intercreditor Agreement. The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to (i) enter into the Security Documents to which it is a party and the Intercreditor Agreement, (ii) bind the Trustee and the Holders on the terms as set forth in such Security Documents and the Intercreditor Agreement and (iii) perform and observe its obligations and exercise its rights and powers under such Security Documents, including entering into amendments and other modifications permitted by the terms of this Indenture, the Intercreditor Agreement or the Security Documents. Each Holder, by its acceptance of a Security, is deemed to have consented and agreed to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, restated, replaced or modified from time to time in accordance with its terms or the terms of this Indenture.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 13.01, and such notice references the Securities and this Indenture. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Majority Holders (subject to this Section 11.05).

The Collateral Agent shall have no obligation and makes no representation whatsoever to the Trustee or any of the Holders as to the existence, genuineness, value or protection of the Collateral or the sufficiency of any Security Documents, or that the Collateral is owned by any of the Collateral Grantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Collateral Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, to record any documents or instruments in any public office at any time or be responsible for perfection or maintaining the perfection of the security interests purported to be created by the Security Documents and such responsibility shall be solely that of the Company.

Each of the Collateral Agent and the Trustee, each in its capacity as such, shall not be liable or responsible for the failure of the Company or any Collateral Grantor to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company or any Collateral Grantor, the Trustee, the Collateral Agent or any other Person.

The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent. Without limiting the generality of such preceding sentence, and notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

SECTION 11.06. Replacement of Collateral Agent. The Collateral Agent may resign at any time by so notifying the Company. The Majority Holders may remove Collateral Agent with respect to the Securities by so notifying with 31 days prior notice to the Collateral Agent and may appoint a successor Collateral Agent. The Company shall remove Collateral Agent if:

(a) the Collateral Agent is adjudged bankrupt or insolvent;

(b) a receiver or other public officer takes charge of the Collateral Agent or its property; or

(c) the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed by the Company, or is removed by the Majority Holders and such Holders do not reasonably promptly appoint a successor Collateral Agent, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Company shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. The successor Collateral Agent shall mail a notice of its succession to Holders of the Securities. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or the Holders of 20% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

SECTION 11.07. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Agent shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 11.02 have been satisfied.

SECTION 11.08. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents and to apply such funds as provided in Section 6.06.

SECTION 11.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon any Collateral Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Collateral Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 11.

SECTION 11.10. Compensation and Indemnification. The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.06 (with the references to the Trustee therein being deemed to refer to and include the Collateral Agent).

SECTION 11.11. Form of Security Documents and Opinions. To the extent that any provision of this Indenture or any Security Document requires the execution or delivery by the Trustee or the Collateral Agent after the Issue Date of any Security Documents, agreements, certificates, opinions or other documents, in each case, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, or other similar discretionary approval, or in substantially in the same form as such Security Documents, agreements, certificates, opinions or other documents were delivered on the Issue Date or as attached hereto, the Holders, by acquiring the Securities, are deemed to have approved the form and substance of any such Security Documents, agreements, certificates, opinions or other documents in substantially the same form as those executed and delivered on the Issue Date, in each case, with such changes as may be appropriate to reflect the entity subject to or the subject of or the governing law of such Security Documents, agreements, certificates, opinions or other documents and the jurisdiction of organization of such entity and hereby authorize the Trustee and the Collateral Agent, as applicable, to execute such documents and accept such documents and opinions. For the avoidance of doubt, this Section 11.11 shall not supersede any requirement contained herein regarding the delivery of an Officer’s Certificate or an Opinion of Counsel, stating that all conditions precedent to the execution and delivery of such Security Documents have been satisfied and the Trustee and Collateral Agent, as applicable, is permitted to execute and deliver such Security Documents.

ARTICLE XII

ADDITIONAL AMOUNTS

SECTION 12.01. Payment of Additional Amounts.

(a) The Company shall pay any amounts due with respect to the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the United States of America, the State of Delaware or any other jurisdiction in which the Company is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will, to the fullest extent allowed by law (subject to compliance by the holder of a Security with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the Securities and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the Securities. However, the Company will not pay any Additional Amounts in the following instances:

(i) if any withholding would not be payable or due but for the fact that (i) the holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than solely the holding or ownership of the Security or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Securities and this Indenture, or the enforcement of the Security or (ii) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(ii) if and to the extent the withholding tax is pursuant to the law in effect at the time the holder acquires Securities and the assignor to the holder was not entitled to such Additional Amounts at the time of the holder’s acquisition;

(iii) if any withholding tax would not have been imposed but for the failure to comply with Section 12.01(c), if such compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax and such holder or beneficial owner is legally able to so comply;

(iv) if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (hereinafter “FATCA”); or

(v) any combination of the instances described in the preceding clauses.

(b) If a holder receives a refund of any taxes as to which the Company has paid Additional Amounts pursuant to this Section 12.01 (including in respect of the payment of Additional Amounts pursuant to this Section 12.01), such holder shall pay to the Company an amount equal to such refund, net of all out of pocket expenses (including taxes) of the holder and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). The Company shall repay to the holder the amount paid over pursuant to this clause (b) (plus any penalties, interest, or other charges imposed by the relevant governmental authority) in the event that the holder is required to repay such refund to such governmental authority.

(c) Tax Forms.

(i) Each non-U.S. holder shall (w) on or prior to the date such non-U.S. holder becomes a holder hereunder, (x) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (c) and (y) from time to time if reasonably requested by the Company or the Trustee, provide the Company, the Trustee and the Paying Agent with two properly completed and duly executed originals of one of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN-E or other applicable W-8 Form (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a non-U.S. holder claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN-E or other applicable W-8 Form (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Company that such non-U.S. holder is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS that enables the Company to determine its withholding and reporting obligations.

(ii) Each U.S. holder shall (w) on or prior to the date such holder becomes a holder hereunder, (x) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (ii) and (y) from time to time if requested by the Company, provide the Company with two completed originals of Form W-9 (certifying that the holder is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) If a payment made to a holder under this Indenture would be subject to U.S. withholding tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Company, the Trustee and the Paying Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company, the Trustee or the Paying Agent, such documentation and information prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation and information reasonably requested by the Company, the Trustee or the Paying Agent as may be necessary for the Company, the Trustee or the Paying Agent, as applicable, to comply with their respective obligations under FATCA, to determine that such holder has or has not complied with its obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. For purposes of this Section 12.01(c), FATCA shall include any amendments made to FATCA after the Issue Date.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

MZ Funding LLC

c/o MBIA Inc.

One Manhattanville Road

Suite 301

Purchase, New York 10577

Attention: Anthony Reynolds

if to the Trustee or the Collateral Agent:

Wilmington Savings Fund Society, FSB

500 Delaware Avenue

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Email: glewis@wsfsbank.com

phealy@wsfsbank.com

if to the Insurer:

MBIA Insurance Corporation

One Manhattanville Road

Suite 301

Purchase, New York 10577

The Company or the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee and Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture and any other Note Document sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, upon a request from the Trustee or Collateral Agent, as applicable (which the Trustee or the Collateral Agent shall have no obligation to make), that the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and Collateral Agent, as applicable, in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

SECTION 13.02. Certificate as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.04. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.05. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.06. Governing Law; Waiver of Jury Trial.

(a) This Indenture and any claim, controversy or dispute related to or in connection with this Indenture, any Note Document or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 et seq of the New York General Obligations Law but otherwise without regard to principles of conflicts of laws).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS INDENTURE OR ANY OF THE TRANSACTIONS CONTEMPLATED

HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY NOTE DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

(c) Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 13.01. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

SECTION 13.07. No Recourse Against Others. A director, officer, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under or in respect of the Securities or this Indenture, this Indenture or other Note Document, as applicable. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.08. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.09. Counterparts. This Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 13.10. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.11. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Loan Administrator, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and Loan Administrator. The parties to this Indenture agree that they will provide the Trustee and Loan Administrator with such information as it may request in order for the Trustee and Loan Administrator to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 13.12. Tax Characterization. Each party to this Indenture and the Loan Administrator (a) acknowledges and agrees that it is the intent of the parties to this Indenture that for all purposes,

including federal, state and local income, single business and franchise tax purposes, the Securities will be treated as evidence of indebtedness of the Company and the Company will not be characterized as an association or publicly traded partnership that is taxable as a corporation, (b) agrees to treat the Securities for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Note Documents shall be construed to further these intentions of the parties.

SECTION 13.13. Multiple Roles. The parties hereto expressly acknowledge and consent to Wilmington Savings Fund Society, FSB, acting in the multiple roles of Trustee, Collateral Agent and Loan Administrator. Wilmington Savings Fund Society, FSB may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wilmington Savings Fund Society, FSB of express duties set forth in this Indenture or the other Note Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment), bad faith or willful misconduct by Wilmington Savings Fund Society, FSB.

SECTION 13.14. Confidentiality. Each of the Trustee, the Collateral Agent, and to the extent it accesses Confidential Information through the Datasite, each Holder and each beneficial owner of an interest in a Global Security agrees to maintain the confidentiality of the Confidential Information (defined below), except that Confidential Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Indenture or any other Note Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 13.14 (or as may otherwise be reasonably acceptable to the Company), to (x) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Indenture, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Indenture or payments hereunder; (g) with the consent of the Company; or (h) to the extent that such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 13.14, or (y) becomes available to the Trustee, the Collateral Agent or any of their Affiliates on a nonconfidential basis from a source other than the Company, which source is not known by the Trustee, the Collateral Agent or such Affiliate to be bound by a confidentiality obligation to the Company or its Affiliate. For purposes of this Section 13.14, “Confidential Information” means all information received from the Company or any of its Affiliates (including, for avoidance of doubt and without limitation, information prepared by others and forwarded by or on behalf of the Company) relating to the Collateral or the Company or any of its Affiliates or any of their respective businesses, other than any such information that is available to the Trustee or the Collateral Agent on a nonconfidential basis prior to disclosure by the Company or any of its Affiliates or that is made public by the Company or any of its Affiliates.

ARTICLE XIV

SUBORDINATION

SECTION 14.01. Subordination of Subordinated Obligations and Liens.

(a) The Company, for itself and its successors and assigns, covenants and agrees, and the Trustee, for itself and its successors and assigns, likewise covenants and agrees, that the Subordinated Obligations, and the payment from whatever source (including, but not limited to, the Insurance Policy) of the principal of, and interest (including PIK Interest, if any) on, the Securities, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Obligations in accordance with the Intercreditor Agreement. The Company and Trustee, and each of their successors and assigns, further covenants and agrees that any Liens granted under the Security Documents are hereby made expressly subordinate to the Liens granted under the Senior Facility and shall be subject to the terms of the Intercreditor Agreement.

(b) The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Obligations (or a trustee or agent on behalf of such holder) to establish that notice has been given by a holder of Senior Obligations (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Obligations to participate in any payment or distribution pursuant to this Section 14.01, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Obligations held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 14.01, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

(c) Upon any payment or distribution of assets of the Company referred to in this Section 14.01, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in a payment or distribution under this Section 14.01, the holders of the Senior Obligations and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto.

(d) Each Holder of Securities, by his or her acceptance thereof, authorizes and directs the Trustee in his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 14.01 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

(e) Notwithstanding the provisions of this Section 14.01 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until Trustee shall have received at the Corporate Trust Office written notice thereof from the Company, any Holder of the Securities, any paying agent of the Company or the holder or representative of any class of Senior Obligations.

(f) The Trustee shall be entitled to all the rights set forth in this Section 14.01 with respect to any Senior Obligations at the time held by it, to the same extent as any other holder of Senior Obligations, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything in this Indenture or in the Securities of any series, nothing in this Section 14.01 shall apply to or limit claims of or payment to the Trustee under or pursuant to Article VII.

(g) With respect to holders of Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 14.01, and no implied covenants or obligations with respect to the holders of Senior Obligations shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Obligations. No recourse may be taken with respect to the obligations of the Company or the Trustee against the Trustee in its individual capacity.

SECTION 14.02. Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture which expressly provide rights to the Insurer, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing.

SECTION 14.03. Company’s Purchase of the Securities. SECTION 14.04. Notwithstanding anything to the contrary in the Original Indenture, on the Effective Date, the Company shall (a) issue the Securities to MBIA Inc., as the Holder of 100% of the Original Securities and (b) authorize and direct the Trustee to cancel the Original Securities pursuant to the Original Indenture.

SECTION 14.05. Effectiveness. This Agreement shall be effective immediately after the redemption of the Original Senior Securities and the termination of the related indenture and simultaneous with the issuance of the New Senior Securities and entry into the related indenture.

[SIGNATURE PAGES FOLLOW]

MZ FUNDING LLC, as the Company

By:	/s/ Jonathan Harris
	Name:	Jonathan Harris
	Title:	Secretary

[SIGNATURE PAGE TO THE INDENTURE (SUBORDINATED)]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and as Collateral Agent

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

[SIGNATURE PAGE TO THE INDENTURE (SUBORDINATED)]

The undersigned hereby consents to the Company entering into the foregoing Amended and Restated Subordinated Indenture (the “Subordinated Indenture”), dated as of July 10, 2019, and any related amended and restated Note Documents and directs the Trustee to enter into the Subordinated Indenture. The undersigned represents, warrants and certifies that as of the date hereof (i) it is a beneficial owner of all of the Original Securities issued under the Original Indenture, (ii) it is duly authorized to deliver this consent to the Trustee and the Company and the individual signing on behalf of the undersigned has the authority and power to execute this consent, (iii) no consent to the undersigned’s execution is necessary that has not been obtained, and (iv) the Trustee and the Company may conclusively rely upon this consent and all statements and certifications herein.

The undersigned hereby acknowledges and agrees that the notice required pursuant to Section 10.06 of the Subordinated Indenture is deemed to have been received by the undersigned with respect to the Subordinated Indenture and any other Note Documents amended on the date hereof.

MBIA INC., as Holder of 100% of the Original Securities

By:	/s/ Oliver E.W. North
	Name:	Oliver E.W. North
	Title:	Assistant Vice President and Treasurer

[SIGNATURE PAGE TO THE INDENTURE (SUBORDINATED)]

Appendix A

PROVISIONS RELATING TO SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Security” means a certified Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Security hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached hereto.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of this Appendix A, which is required to be placed on all Global Securities issued under this Indenture.

“Institutional Accredited Investor Security” means a Security issued to an Institutional Accredited Investor in a private transaction.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2 Other Definitions.

Term	Defined in Section:
“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Rule 144A Security”	2.1(a)

2. The Securities.

2.1 (a) Form and Dating. The Securities may be issued either in the form of Definitive Securities or, in the case only of Securities whose resale is restricted to transactions in compliance with Rule 144A (each, a “Rule 144A Security”), in the form of one or more permanent global restricted Securities in definitive fully registered form (each, a “Global Security”). A Global Security shall have the global securities legend set forth in Exhibit 1.1. and shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (2)

shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian. Each Global Security shall have a minimum denomination of $250,000 at issuance thereof.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the Securities Custodian of the Depositary or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Certificated Securities. Except for Rule 144A Securities, which may be issued in the form of Global Securities as provided in Section 2.1(b), all Securities shall be issued as Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver, on the Issue Date, an aggregate principal amount of $53,836,742.98 12% Subordinated Secured Notes due 2022.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in Global Securities shall be subject to restrictions on transfer comparable to those set forth herein and as otherwise required by the Securities Act. Transfers of beneficial interests in Global Securities shall be in a minimum denomination of $250,000. Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(b) or 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3) Transfer of Beneficial Interests in a Global Security to Another Global Security. A beneficial interest in any Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof.

(b) Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1) Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a

Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in compliance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C) [Reserved];

(D) if such beneficial interest is being transferred to an Institutional Accredited Investor in a private transaction, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof; and

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Definitive Security issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.3(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(c) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. If any holder of a Definitive Security that is a QIB proposes to exchange such Security for a beneficial interest in a Global Security or if a holder proposes to transfer such Definitive Security to a QIB who takes delivery thereof in the form of a beneficial interest in a Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Definitive Security proposes to exchange such Security for a beneficial interest in a Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B) if such Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof.

the Trustee shall cancel the Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the appropriate Global Security.

(d) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d), including:

(A) if the holder of such Definitive Security proposes to exchange such Security for another Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B) if such Definitive Security is being transferred to a QIB in compliance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C) [Reserved];

(D) if such Definitive Security is being transferred to an Institutional Accredited Investor in a private transaction, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof; or

(E) if such Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4) thereof,

Upon satisfaction of the conditions of this Section 2.3(d), the Trustee shall cancel the prior Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver a Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Definitive Security in instructions delivered to the Registrar by such holder.

(e) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1) Private Placement Legend.

Each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”); AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A PRIVATE TRANSACTION. PRIOR TO REGISTRATION OF TRANSFER IN ACCORDANCE WITH (2)(B) ABOVE OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. THE COMPANY ALSO RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

“BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE (1) ACQUIRER REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED PURCHASER,” AS THAT TERM IS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT TO A QUALIFIED PURCHASER.”

“EACH PERSON ACQUIRING OR HOLDING THIS SECURITY OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT, FOR SO LONG AS IT HOLDS A SECURITY OR INTEREST THEREIN (I) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE UNITED

STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), APPLIES, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) (“BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND NO PART OF THE ASSETS TO BE USED BY IT TO ACQUIRE OR HOLD SUCH SECURITIES OR ANY INTEREST THEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, OR (B) IF IT IS, OR IS ACTING ON BEHALF OF, A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH SECURITIES (OR INTERESTS THEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH SIMILAR LAW, AND (II) IT WILL NOT SELL OR TRANSFER SUCH SECURITIES (OR INTERESTS THEREIN) TO AN ACQUIROR ACQUIRING SUCH SECURITIES (OR INTERESTS THEREIN) UNLESS THE ACQUIROR MAKES OR IS DEEMED TO MAKE THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THE SECURITIES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.”

(2) [Reserved.]

(3) Global Security Legend. Each Global Security shall also bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Transfer of Global Securities as a Whole. Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(i) Proxies Granted With Respect to Global Securities. The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(j) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor Depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor Depositary is not appointed by the Company within 90 days of such notice; provided that such exchange shall comply with the provisions of Section 2.3.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to Section 2.4(a) shall be surrendered by the Depositary to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole, without charge, and the Trustee shall authenticate and deliver, upon such transfer of an equal aggregate principal amount of certificated Securities of authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(c) A Definitive Security shall be in authorized denominations of $2,000 and integral multiples of $1,000, unless (i) such Definitive Security is issued upon exchange or transfer of another Definitive Security and the Definitive Security so issued is equal in principal amount to the Definitive Security so exchange or transferred, (ii) the Definitive Security is issued to a beneficial holder pursuant to this Section 2.4 and the entire principal amount beneficially owned by the holder is exchanged for such Definitive Security, or (iii) the principal amount of a Definitive Security is increased, or additional Securities are issued at the election of the Company to pay interest as provided in Section 2.11 of the Indenture.

(d) In the event of the occurrence of the event specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificates in definitive, fully registered form without interest coupons.

EXHIBIT 1.1

to

APPENDIX A

[FORM OF FACE OF RULE 144A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) ABOVE OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. THE COMPANY ALSO RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE (1) ACQUIRER REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED PURCHASER,” AS THAT TERM IS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT TO A QUALIFIED PURCHASER.

EACH PERSON ACQUIRING OR HOLDING THIS SECURITY OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT, FOR SO LONG AS IT HOLDS A SECURITY OR INTEREST THEREIN (I) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), APPLIES, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) (“BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE

Appendix A-10

(“SIMILAR LAW”), AND NO PART OF THE ASSETS TO BE USED BY IT TO ACQUIRE OR HOLD SUCH SECURITIES OR ANY INTEREST THEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, OR (B) IF IT IS, OR IS ACTING ON BEHALF OF, A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH SECURITIES (OR INTERESTS THEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH SIMILAR LAW, AND (II) IT WILL NOT SELL OR TRANSFER SUCH SECURITIES (OR INTERESTS THEREIN) TO AN ACQUIROR ACQUIRING SUCH SECURITIES (OR INTERESTS THEREIN) UNLESS THE ACQUIROR MAKES OR IS DEEMED TO MAKE THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THE SECURITIES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.

[THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	[To be affixed to Global Securities]

Appendix A-11

No.	$

CUSIP NO.
ISIN NO.

MZ FUNDING LLC

Amended and Restated

12% Subordinated Secured Notes due 2022

MZ Funding LLC, a Delaware limited liability company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of                                               UNITED STATES DOLLARS ($                ), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on January 20, 2022.

Interest Rate: 12% per annum

Interest Payment Dates: March 31, June 30, September 30 and December 31

Record Dates: March 26, June 25, September 25 and December 26.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-12

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:

MZ FUNDING LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 12% Subordinated Secured Notes due 2022 described in the within-mentioned Indenture.

Wilmington Savings Fund Society, FSB as Trustee

By:
Authorized Signatory

Dated:

Appendix A-13

[FORM OF REVERSE SIDE OF RULE 144A SECURITY]

MZ FUNDING LLC

Amended and Restated

12% Subordinated Secured Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST. MZ Funding LLC (the “Company”) promises to pay interest on the principal amount of this Security at 12% per annum. The Company shall pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2019. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 10, 2019. Interest shall be calculated on the basis of a year of 360 days. The Company shall pay interest on overdue principal, interest and other overdue amounts at a rate per annum equal to the rate which is 5.00% in excess of the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted an outstanding amount of the Securities. Such interest shall be payable in accordance with Section 2.11 of the Indenture.

2.

METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the March 26, June 25, September 25 and December 26 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Notwithstanding the foregoing and subject to and as provided in Section 2.11 of the Indenture are insufficient to pay interest on the Securities in cash, the Company may elect to pay any such shortfall by increasing the principal amount of this Security or issuing new Securities in accordance with Section 2.02 of the Indenture. The Company must elect the form of interest payment by delivering a notice to the Trustee on or before the third Business Day prior to the Interest Payment Date, a copy of which shall promptly be forwarded by the Trustee to the Holders. On any Interest Payment Date with respect to which the Company has elected to pay interest by increasing the principal amount of this Security, the principal amount of this Security shall be so increased.

3.

PAYING AGENT AND REGISTRAR. Initially, Wilmington Savings Fund Society, FSB, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.

Appendix A-14

4.

INDENTURE AND SUBORDINATION. The Company issued the Securities under an Indenture dated as of July 10, 2019 (the “Indenture”), among the Company, the Trustee and the Collateral Agent. This Security is one of a duly authorized issue of notes of the Company designated as its 12% Subordinated Secured Notes due 2022, initially issued in the aggregate principal amount of $53,836,742.98. The Securities are subordinated as set forth in the Indenture and the Intercreditor Agreement to all obligations in respect of the Senior Obligations (including all interest accrued or accruing on the Senior Obligations after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Obligations). The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.

OPTIONAL REDEMPTION. The Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus any applicable Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	PREPAYMENT. The Securities are subject to prepayment as described in Section 3.08 of the Indenture

7.

DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof, except that the Securities may be in other denominations to the extent that the principal amount of a Security is increased at the election of the Company to pay interest as provided in Section 3.08 of the Indenture; and provided that any transfer of a beneficial interest in the Security evidenced by this certificate shall be in a minimum denomination of $250,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. A Security may be transferred only to the Depositary or to another Person if both (i) such Person is a Qualified Purchaser and (ii) such transfer is (x) to a Qualified Institutional Buyer in compliance with Rule 144A or (y) to an Institutional Accredited Investor in a private transaction. Transfer may otherwise be restricted as provided in the Indenture.

8.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

9.

UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	[RESERVED].

Appendix A-15

11.	AMENDMENT AND WAIVER. The Indenture, the Securities and the other Note Documents may be amended or waived in the manner provided in the Indenture.

12.

DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Insurer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture or other applicable Note Document.

13.

TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

14.

NO RECOURSE AGAINST OTHERS. A director, officer, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture, this Indenture or any other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	SECURITY DOCUMENTS. The obligations of the Company under the Indenture, the Securities and the Security Documents will be secured by a Lien granted to the Collateral Agent on the Collateral.

16.

AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs manually or by facsimile the certificate of authentication on the other side of this Security.

17.

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.

GOVERNING LAW. THIS SECURITY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 ET SEQ OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MZ Funding LLC

c/o MBIA Inc.

Appendix A-16

One Manhattanville Road

Suite 301

Purchase, New York 10577

Attention: Anthony Reynolds

Appendix A-17

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your	Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-18

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-19

EXHIBIT 1.2

to

APPENDIX A

[FORM OF INSTITUTIONAL ACCREDITED INVESTOR SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”); AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A PRIVATE TRANSACTION. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(B) ABOVE OR (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. THE COMPANY ALSO RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

BY ITS ACQUISITION HEREOF, THE (1) ACQUIRER REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED PURCHASER,” AS THAT TERM IS DEFINED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (A “QUALIFIED PURCHASER”), AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT TO A QUALIFIED PURCHASER.

EACH PERSON ACQUIRING OR HOLDING THIS SECURITY OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT, FOR SO LONG AS IT HOLDS A SECURITY OR INTEREST THEREIN (I) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), APPLIES, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) (“BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND NO PART OF THE ASSETS TO BE USED BY IT TO ACQUIRE OR HOLD

Appendix A-20

SUCH SECURITIES OR ANY INTEREST THEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, OR (B) IF IT IS, OR IS ACTING ON BEHALF OF, A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN SUBJECT TO SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH SECURITIES (OR INTERESTS THEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH SIMILAR LAW, AND (II) IT WILL NOT SELL OR TRANSFER SUCH SECURITIES (OR INTERESTS THEREIN) TO AN ACQUIROR ACQUIRING SUCH SECURITIES (OR INTERESTS THEREIN) UNLESS THE ACQUIROR MAKES OR IS DEEMED TO MAKE THE FOREGOING REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED IN CLAUSE (I) HEREOF. ANY PURPORTED TRANSFER OF THE SECURITIES IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.

Appendix A-21

No.	$
CUSIP NO.
ISIN NO.

MZ FUNDING LLC

Amended and Restated

12% Subordinated Secured Notes due 2022

MZ Funding LLC, a Delaware limited liability company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of                                               UNITED STATES DOLLARS ($                    ) on January 20, 2022.

Interest Rate: 12% per annum

Interest Payment Dates: March 31, June 30, September 30 and December 31.

Record Dates: March 26, June 25, September 25 and December 26.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-22

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:

MZ FUNDING LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 12% Subordinated Secured Notes due 2022 described in the within-mentioned Indenture.

Wilmington Savings Fund Society, FSB,

as Trustee

By:
Authorized Signatory

Dated:

Appendix A-23

[FORM OF REVERSE SIDE OF INSTITUTIONAL ACCREDITED INVESTOR SECURITY]

MZ FUNDING LLC

Amended and Restated

12% Subordinated Secured Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST. MZ Funding LLC (the “Company”) promises to pay interest on the principal amount of this Security at 12% per annum. The Company shall pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2019. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 10, 2019. Interest shall be calculated on the basis of a year of 360 days. The Company shall pay interest on overdue principal, interest and other overdue amounts at a rate per annum equal to the rate which is 5.00% in excess of the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted an outstanding amount of the Securities. Such interest shall be payable in accordance with Section 2.11 of the Indenture.

2.

METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the March 26, June 25, September 25 and December 26 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall make all payments in respect of this Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on this Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Notwithstanding the foregoing and subject to and as provided in Section 2.11 of the Indenture, the Company may elect to pay all or a portion of interest by increasing the principal amount of this Security or issuing new Securities in accordance with Section 2.02 of the Indenture. The Company must elect the form of interest payment by delivering a notice to the Trustee at least 3 Business Days prior to the Interest Payment Date, a copy of which shall be posted to MBIA Inc.’s website or in MBIA Inc.’s periodic SEC Reports. On any Interest Payment Date with respect to which the Company has elected to pay interest by increasing the principal amount of this Security, the principal amount of this Security shall be so increased.

3.

PAYING AGENT AND REGISTRAR. Initially, Wilmington Savings Fund Society, FSB, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.

4.	INDENTURE AND SUBORDINATION. The Company issued the Securities under an Indenture dated as of July 10, 2019 (the “Indenture”), among the Company, the Trustee and the Collateral

Appendix A-24

Agent. This Security is one of a duly authorized issue of notes of the Company designated as its 12% Subordinated Secured Notes due 2022, initially issued in the aggregate principal amount of $53,836,742.98. The Securities are subordinated as set forth in the Indenture and the Intercreditor Agreement to all obligations in respect of the Senior Obligations (including all interest accrued or accruing on the Senior Obligations after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Obligations). The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.

OPTIONAL REDEMPTION. The Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus any applicable Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	PREPAYMENT. The Securities are subject to prepayment as described in Section 3.08 of the Indenture.

7.

DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof, except that the Securities may be in other denominations to the extent that the principal amount of a Security is increased, or additional Securities are issued, at the election of the Company to pay interest as provided in Section 3.08 of the Indenture, and provided that if this is a Global Security, any transfer of a beneficial interest in the Security evidenced by this certificate shall be in a minimum denomination of $250,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. A Security may be transferred only to the Depositary or to another Person if both (i) such Person is a Qualified Purchaser and (ii) such transfer is (x) to a Qualified Institutional Buyer in compliance with Rule 144A or (y) to an Institutional Accredited Investor in a private transaction. Transfer may otherwise be restricted as provided in the Indenture.

8.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

9.

UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	[RESERVED.]

11.	AMENDMENT AND WAIVER. The Indenture, the Securities and the other Note Documents may be amended or waived in the manner provided in the Indenture.

Appendix A-25

12.

DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Insurer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture or other applicable Note Document.

13.

TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

14.

NO RECOURSE AGAINST OTHERS. A director, officer, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture, this Indenture or any other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	SECURITY DOCUMENTS. The obligations of the Company under the Indenture, the Securities and the Security Documents will be secured by a Lien granted to the Collateral Agent on the Collateral.

16.

AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs manually or by facsimile the certificate of authentication on the other side of this Security.

17.

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.

GOVERNING LAW. THIS SECURITY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 ET SEQ OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MZ Funding LLC

c/o MBIA Inc.

One Manhattanville Road

Suite 301

Appendix A-26

Purchase, New York 10577

Attention: Anthony Reynolds

Appendix A-27

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                            as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your	Signature:

(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-28

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

MZ Funding LLC

c/o MBIA Inc.

One Manhattanville Road

Suite 301

Purchase, New York 10577

Attention: Anthony Reynolds

Re: 12% Subordinated Secured Notes due 2022

Reference is hereby made to the Amended and Restated Subordinated Indenture, dated as of July 10, 2019 (the “Indenture”), among MZ Funding LLC, as issuer (the “Company”), and Wilmington Savings Fund Society, FSB, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $                         in such Security[ies] or interests (the “Transfer”), to                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Global Security or of a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. In addition, the Transferor hereby certifies that the beneficial interest or the Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Definitive Security for its own account or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “Qualified Purchaser” within the meaning of the Investment Company Act of 1940, as amended. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2. [Reserved]

3. ☐ Check and complete if Transferee is an Institutional Accredited Investor that will take delivery of a Definitive Security in a Private Placement. The Transfer is being effected pursuant to a private placement exemption under the Securities Act, and, accordingly, the Transferor hereby further certifies that the Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7)

of Regulation D in a private transaction and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. In addition, the Transferor hereby certifies that the Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Definitive Security for its own account or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “Qualified Purchaser” within the meaning of the Investment Company Act of 1940, as amended. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Security and in the Indenture and the Securities Act.

4. ☐ The Transfer is being effected to the Company or any of its Subsidiaries.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in a: Global Security (CUSIP                 ), or

(b) ☐ a Definitive Security.

2. After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in a: Global Security (CUSIP                 ), or

(b) ☐ a Definitive Security.

in accordance with the terms of the Indenture.

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

MZ Funding LLC

c/o MBIA Inc.

One Manhattanville Road

Suite 301

Purchase, New York 10577

Attention: Anthony Reynolds

Re: 12% Subordinated Secured Notes due 2022

Reference is hereby made to the Amended and Restated Subordinated Indenture, dated as of July 10, 2019 (the “Indenture”), among MZ Funding LLC, as issuer (the “Company”), and Wilmington Savings Fund Society, FSB, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $                         in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. (a) ☐ Check if Exchange is from beneficial interest in a Global Security to Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Global Security for a Definitive Security with an equal principal amount, the Owner hereby certifies that the Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Definitive Security to beneficial interest in a Global Security. In connection with the Exchange of the Owner’s Definitive Security for a beneficial interest in a Global Security with an equal principal amount, the Owner hereby certifies (i) the Owner is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (ii) the beneficial interest is being acquired for the Owner’s own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and in the Indenture and the Securities Act.

(c) ☐ Check if Exchange is from Definitive Security to Definitive Security. In connection with the Owner’s Exchange of a Definitive Security for a Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Security and pursuant to and in accordance with the Securities Act, and (iii) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. The Owner is a “Qualified Purchaser,” as that term is defined under the Investment Company Act of 1940, as amended.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

C-1

[Insert Name of Owner]

By:
Name:
Title:

Dated:

C-2

APPENDIX D

F-1

FORM OF INTEREST AND PRINCIPAL PAYMENT CERTIFICATION

INTEREST AND PRINCIPAL PAYMENT CERTIFICATION

[SENIOR NOTES]/[SUBORDINATED NOTES]2

Reference is made to (a) the [Subordinated] Indenture, dated as of [●], 2019 [(the “Senior Indenture”)]/[(the “Subordinated Indenture”)], with respect to the 12% [Senior Notes]/[Subordinated Notes] due 2022 (the [“Senior Notes”]/[“Subordinated Notes”]) of MZ Funding LLC and (b) the Amended and Restated Credit Agreement, dated as of [●], 2019 (the “Credit Agreement”), between MBIA Insurance Corporation (“MBIA Corp.”) and MZ Funding LLC (the “Company”). Capitalized terms used in this Certification but not otherwise defined herein have the meanings assigned to them in the [Senior Indenture]/[Subordinated Indenture] or the Credit Agreement, as applicable.

MBIA Corp. certifies to the Company, and MBIA Corp. and the Company certify to the Trustee and the Note Holders, as follows with respect to the payment of interest and principal amount of Loans and the [Senior Notes]/[Subordinated Notes] on the Interest Payment Date referenced below:

Interest Payment Date:	, 20
Interest Period:[3]	From , 20 to , 20

CERTIFICATION OF AMOUNTS
Funds Available for Debt Service at 11:00 a.m. on the 3rd Business Day preceding such Interest Payment Date:	Collection Account:
	Beginning Amount in Collection Account:[4]	$	(A)
	Funds collected from Zohar I:		(B)
	Funds collected from Zohar II:[5]		(C)
	Cash Sweep Amount Received:[6]		(D)
	Total Funds Available in Collection Account:[7]	$	(E)

Other:

	Additional Amount to be paid by MBIA Corp.: [8]	$	(F)

[2]

[There will be separate certifications for the Senior Notes and the Subordinated Notes.]/[The following to be included in Subordinated Notes certification: “Amounts shown are amounts available to pay debt service on the Subordinated Notes; therefore, notwithstanding anything to the contrary herein, with respect to the Subordinated Notes, all line items other than (H), (J), (K) and (N) will be $0 until the Senior Note Collection Date.”]

[3]	See definition in Credit Agreement.
[4]	At close of preceding Interest Payment Date.
[5]	Exclusive of collections payable to MBIA Corp., as provided in (S). See § 2.04(c)(ii)(C) of the Credit Agreement.
[6]	See § 2.04(c)(iii) of the Credit Agreement.
[7]	(E) = (A) + (B) + (C) + (D).
[8]	At MBIA Corp.’s option.

EXHIBIT A TO CREDIT AGREEMENT

CERTIFICATION OF AMOUNTS

	Total Funds Available for Debt Service[9]:	$	(G)

Interest Payable:	Total Interest Payable on the Interest Payment Date:[10]	$	(H)
	Cash Interest Payment Amount being Paid in Cash on the Interest Payment Date:[11]	$	(I)
	PIK Interest Increase Amount on the Interest Payment Date:[12]	$	(J)
	Outstanding PIK Principal Accrued to Date:	$	(K)
	PIK Principal being Paid in Cash on the Interest Payment Date:[13]	$	(L)

Principal Amount Payable:	Amount Available to Pay Principal and Make-Whole Premium on the Interest Payment Date:[14]	$	(M)
	Make-Whole Premium on the Interest Payment Date:[15]	%	(N)
	Amount Available to Pay Principal:[16]	$	(O)
	Principal Amount being Paid in Cash on the Interest Payment Date:[17]	$	(P)
	Amount of Make-Whole Premium being Paid in Cash on the Interest Payment Date:[18]	$	(Q)

Transfers from Accounts:	Amount to be transferred from Collection Account to Distribution Account:[19]	$	(R)
	Amount to be transferred from the Collection Account to MBIA Corp.:[20]	$	(S)

[9]	(G) = (E) + (F). With respect to the Subordinated Notes, this will be $0 until the Senior Collection Date.
[10]	Weighted average principal amount (including PIK Principal) of [Senior Notes]/[Subordinated Notes] outstanding during the Interest Period x 12% x number of days in Interest Period/360.
[11]	(I) = (H), but not more than (G).
[12]	(J) = (H) – (I).
[13]	(L) = (G) – (I), but not greater than (K).
[14]	(M) = (G) – (I) – (L).
[15]	See § 1.01 of the [Senior Indenture]/[Subordinated Indenture] (“Make-Whole Premium”).
[16]	(O) = (M) ÷ (100% + (N)).
[17]	Amount of principal being paid in cash on the Interest Payment Date, but not more than (O).
[18]	(Q) = (P) x (N).
[19]	(R) = (I) + (L) + (P) + (Q), but not greater than (E).
[20]	See Footnote 4 and § 2.04(c)(ii)(C) of the Credit Agreement.

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SIGNATURE PAGE TO

INTEREST AND PRINCIPAL PAYMENT CERTIFICATION

In accordance with the Subordinated Indenture, the Company hereby instructs the Trustee to effect the transfers in (R) and (S) and, on the Interest Payment Date, to pay to the registered holders the interest payments in (I), the principal payments in (P) and the Make-Whole Premium in (Q) to the extent of the funds available therefor in the Distribution Account.

IN WITNESS WHEREOF, MBIA Corp. and MZ Funding LLC have duly executed this Certification for delivery to the Trustee pursuant to the Subordinated Indenture and the Credit Agreement as of the date written below.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

MZ FUNDING LLC

By:
Name:
Title:

Dated:                         , 20

[Certification Signature Page]

APPENDIX E

FORM OF SECURITY AGREEMENT

F-1

Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”), made by MZ FUNDING LLC, a Delaware limited liability company (the “Grantor”) in favor of WILMINGTON SAVINGS FUND SOCIETY, FSB, as collateral agent (in such capacity, together with its successors and assigns, the “Secured Party”) for the Secured Creditors.

RECITALS

WHEREAS, the Grantor, the Trustee and the Secured Party are parties to that certain Subordinated Indenture, dated as of January 10, 2017 (as amended by Amendment No. 1 thereto, dated as of June 2, 2017, the “Original Indenture”), pursuant to which $53,836,742.98 of the maximum $88,000,000 aggregate principal amount of 14% Subordinated Secured Notes due 2020 (the “Original Notes”) of the Grantor have been issued.

WHEREAS, the Grantor, the Trustee and the Secured Party are parties to that certain Amended and Restated Subordinated Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or modified from time to time, the “Indenture”; capitalized terms used but not defined herein shall have the meanings given such terms in the Indenture), pursuant to which the Grantor shall issue $53,836,742.98 aggregate principal amount of 12% Subordinated Secured Notes due 2020 (the “Amended Notes”).

WHEREAS, the Grantor and the Secured Party are parties to that certain Security Agreement, dated as of January 10, 2017 (the “Original Security Agreement”), pursuant to which, in order to induce the Holders (as defined in the Original Indenture) to purchase the Original Notes, the Grantor granted a continuing Lien (as defined in the Original Security Agreement) on the Collateral (as defined in the Original Security Agreement) in order to secure the Obligations (as defined in the Original Security Agreement).

WHEREAS, the Grantor and the Secured Party desire to amend and restate the Original Security Agreement in order to induce the Holders to accept the Amended Notes and the Grantor has agreed to grant a continuing Lien on the Collateral to secure the Obligations (as hereinafter defined). Accordingly, the Grantor hereby agrees as follows:

ARTICLE I SECURITY INTEREST.

SECTION 1.01. Grant of Security. As security for the Obligations (as hereinafter defined), the Grantor hereby delivers, assigns, pledges, sets over and grants to the Secured Party a first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all items of its personal property described on Exhibit A hereto which is executed by an authorized person of the Grantor, together with all substitutions and replacements thereof and any products and proceeds thereof including any which are described on a supplement hereto in substantially the form of Exhibit B hereto (the “Collateral”).

SECTION 1.02. Security for Obligations. This Agreement secures the payment of all now existing or hereafter arising obligations of the Grantor to the Secured Creditors, including the Notes Obligations, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise, whether for principal, interest, fees, expenses or otherwise (including, without limitation, interest, fees, costs or other payments on the Obligations paid or accrued after the commencement of an Insolvency

Proceeding and whether or not such claims are deemed allowed or recoverable in any Insolvency Proceeding, and payment of or for adequate protection pursuant to any Insolvency Proceeding), together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding (all such obligations being the “Obligations”).

SECTION 1.03. Grantor Remains Liable. This Agreement shall not affect the Grantor’s liability to perform all of its duties and obligations under the transactions giving rise to the Obligations. The exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the transactions giving rise to the Obligations, which shall remain unchanged as if this Agreement had not been executed. The Secured Party shall not have any obligation or liability under the transactions giving rise to the Obligations by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 1.04. Supplement. From time to time the Grantor may deliver, assign, pledge, set over and grant to the Secured Party for the benefit of the Secured Creditors a first priority security interest in any additional items of personal property by delivering a supplement hereto in substantially the form of Exhibit B hereto describing such items; thereafter, all such items of personal property shall be “Collateral” hereinafter and subject to the terms of this Agreement.

SECTION 1.05. Continuing Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

ARTICLE II Title; Liens and Encumbrances. The Grantor represents and warrants that it is (or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be) the record and beneficial owner of, having (or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will have) good and marketable title to, the Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except the Liens created by this Agreement, and the Grantor will promptly notify the Secured Party of any such other Lien or claim made or asserted against the Collateral and the Grantor will defend the Collateral against any such Lien or other claim.

ARTICLE III State of Organization or Residence; Legal Name. The Grantor represents and warrants to the Secured Party as follows:

SECTION 3.01. The Grantor’s state of organization is the State of Delaware. The Grantor’s chief executive office or principal office, if it is not a registered organization, as such term is defined under the Uniform Commercial Code as in effect in the State of New York as it may be amended, supplemented or modified from time to time (the “UCC”), is set forth on Schedule I hereto. The Grantor shall promptly notify the Secured Party of any change in the foregoing representations.

SECTION 3.02. The Grantor’s registered or legal name is as set forth on Schedule I hereto. The Grantor currently uses, and during the last five (5) years has used, no other names including business or trade names, except as set forth on Schedule I hereto. The Grantor shall not change such name without providing the Secured Party thirty (30) days’ prior written notice.

SECTION 3.03. The grant of the security interest in the Collateral, combined with the filing of financing statements, the execution of control agreements, the execution of assignments, and/or possession of the Collateral, each as appropriate, is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any person in and to the Collateral as set forth herein.

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ARTICLE IV Perfection of Security Interest. . The Grantor shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) reasonably required to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement) in favor of the Secured Party for the benefit of the Secured Creditors. The Grantor authorizes the Secured Party to file all such UCC financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as the Secured Party may reasonably require, each in form satisfactory to the Secured Party. Such financing statements and amendments may contain a description of the Collateral as set forth herein or in any generic manner and may describe the Collateral as “all assets” or words of similar effect. The Secured Party may transfer, withdraw or redeem any funds or other property in each deposit account or securities account constituting Collateral without further consent by the Grantor; provided that the Secured Party will not exercise any of such rights other than during an Event of Default. The Grantor also shall pay all filing or recording costs with respect thereto, and all costs of filing or recording this Agreement or any other agreement or document executed and delivered pursuant hereto or to the Obligations (including the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is necessary or desirable. The Grantor authorizes the Secured Party to take all other actions which the Secured Party may reasonably deem necessary or desirable to perfect or otherwise protect the Liens created hereunder and to obtain the benefits of this Agreement. Notwithstanding anything to the contrary herein or in the Intercreditor Agreement, in no event shall the Secured Party be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, creation, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement (including without limitation the filing or continuation of any UCC financing statement or continuation statements or similar documents or instruments), nor shall the Secured Party be responsible for, and the Secured Party makes no representation regarding, the validity, effectiveness or priority of the security interests or Liens intended to be created hereby. The Grantor shall deliver the original of the MBIA Note (as defined in Exhibit A hereto) to the Secured Party on the date hereof and any replacement or substitutions therefore promptly upon receipt by the Grantor, in each case, endorsed in blank.

ARTICLE V Covenants Relating to Collateral. Until the Obligations shall have been paid in full, and the Indenture shall have terminated, the Grantor covenants and agrees that if the Grantor shall become entitled to receive or shall receive any note, any certificate or other equity securities (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Collateral, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly indorsed by the Grantor to the Secured Party, together with an undated assignment or stock power covering such certificate duly executed in blank by the Grantor and with, if the Secured Party so requests, signature guaranteed, to be held by the Secured Party, subject to the terms thereof, as collateral security for the Obligations. If any of the foregoing property so distributed in respect of the Collateral shall be received by the Grantor, the Grantor shall, until such property is paid or delivered to the Secured Party, hold such property in trust for the Secured Party, segregated from other funds or property of the Grantor, as collateral security for the Obligations. Grantor shall (i) promptly forward to the Secured Party written notification of, and grant of, a security interest to the Secured Party in any and all Commercial Tort Claims (as defined in the UCC) acquired by the Grantor or coming into existence, in each case, after the date hereof, including, but not limited to, any and all actions, suits, and proceedings before any court or governmental authority by or affecting such Grantor by executing and delivering a supplement in the form of Exhibit B describing such Commercial Tort Claim (as defined in the UCC) with reasonable specificity and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Secured Party, or required by law,

3

including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Secured Party’s security interest in any Commercial Tort Claim (as defined in the UCC).

ARTICLE VI Collections; Other Rights.

SECTION 6.01. Except as provided herein, the Grantor shall be entitled to receive all cash interest, dividends and distributions paid in respect of the Collateral, and to exercise all voting rights with respect to the Collateral; provided, however, that no vote shall be cast or right exercised or other action taken which would result in any violation of any provision of this Agreement or any other Note Document.

SECTION 6.02. All of the foregoing amounts set forth in paragraph (a) of this Section 6 so collected after the occurrence of and during the continuation of an Event of Default shall be held in trust by the Grantor for and as the property of the Secured Party, and shall not be commingled with other funds, money or property of the Grantor.

SECTION 6.03. After the occurrence and during the continuation of an Event of Default, the Grantor will immediately upon receipt of all such checks, cash or other remittances constituting part of the Collateral or in payment for any Collateral sold, transferred, leased or otherwise disposed of, deliver any such items to the Secured Party accompanied by a remittance report in form supplied or approved by the Secured Party. The Grantor shall deliver such items in the same form received, endorsed or otherwise assigned by the Grantor where necessary to permit collection of such items.

ARTICLE VII Events of Default. The occurrence of any one or more Events of Default under the Indenture shall constitute an event of default (“Event of Default”) under this Agreement.

ARTICLE VIII Rights and Remedies.

SECTION 8.01. In the event of the occurrence and continuation of any Event of Default, to the extent applicable: (i) the Secured Party may exercise exclusive control over the Collateral; (ii) the Secured Party shall have the right, with or without (to the extent permitted by applicable law) notice to the Grantor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and generally to exercise any and all rights afforded to a secured party under the UCC or other applicable law; (iii) the Secured Party shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Secured Party in its sole discretion may deem advisable; (iv) at the Secured Party’s request, the Grantor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall select, whether on the Grantor’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Grantor’s premises and facilities for the purpose of the Secured Party’s taking possession of, removing or putting the Collateral in saleable or disposable form; (v) the Secured Party shall have the right to receive any and all cash interest, dividends, distributions, payments or other proceeds paid in respect of the Collateral and made application thereof to the Obligations in accordance with Section 6.06 of the Indenture and (vi) any or all of the Collateral may be registered in the name of the Secured Party or its nominee and they may thereafter exercise (x) all voting, corporate and other rights pertaining to such Collateral and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all securities or securities entitlements upon any merger, consolidation, reorganization, recapitalization or other

4

fundamental change, or upon the exercise of the Grantor or the Secured Party of any right, privilege or option pertaining to such securities or securities entitlements, and in connection therewith, the right to deposit and deliver any and all of the securities or securities entitlements with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), in each of the foregoing cases, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

SECTION 8.02. Any such sale, lease or other disposition of Collateral may be made without demand for performance or any notice of advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition, the Grantor agrees that the sending of ten days’ notice by ordinary mail, postage prepaid, to the Grantor of the place and time of any public sale or of the time at which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. Notwithstanding the foregoing, if any of the Collateral may be materially diminished in value during such ten (10) day period, the Secured Party shall provide the Grantor with such shorter notice as it deems reasonable under the circumstances.

SECTION 8.03. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys’ fees and legal expenses incurred by the Secured Party, and then to satisfaction of the Obligations (in accordance with Section 6.06 of the Indenture), and to the payment of any other amounts required by applicable law. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantor will be liable for the deficiency, together with interest thereon, at the rate prescribed in the agreements giving rise to the Obligations, and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral.

ARTICLE IX Power of Attorney. The Grantor authorizes the Secured Party and does hereby make, constitute and appoint the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Grantor: (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (iv) to receive, open and dispose of all mail addressed to the Grantor and to notify the post office authorities to change the address for delivery of mail addressed to the Grantor to such address as the Secured Party may designate; (v) to exercise all membership rights, powers and privileges in connection with the Collateral to the same extent as the Grantor is entitled to exercise such rights, powers and privileges and (vi) generally to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Secured Party’s security interest therein. The Grantor hereby approves and ratifies all acts of said attorney or designee, who shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The Secured Party may exercise this power of attorney only after the occurrence and during the continuance of an Event of Default.

ARTICLE X Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by U.S. mail or sent by telecopy

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(with confirmed receipt or followed by overnight delivery) to the addresses (or telecopy numbers) set forth in Section 13.01 of the Indenture. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or, if mailed, the third business day following the date so mailed, if earlier.

ARTICLE XI Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Secured Party shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

ARTICLE XII No Waiver; Rights Cumulative.

SECTION 12.01. No course of dealing between the Grantor and the Secured Party, or the Secured Party’s failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 12.02. All of the Secured Party’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

ARTICLE XIII Limitation on Secured Party’s Duty in Respect of Collateral. The Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.

ARTICLE XIV Amendments, Etc. No alteration, modification, amendment or waiver of any terms and conditions of this Agreement shall be effective or enforceable against the Secured Party unless set forth in a writing signed by the Secured Party.

ARTICLE XV Successors and Assigns. This Agreement and all obligations of the Grantor and the Secured Party hereunder shall be binding upon the successors and assigns of the Grantor and the Secured Party, as applicable, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and their respective successors and assigns.

ARTICLE XVI No Partnership. The relationship between the Secured Party and the Grantor shall be only of creditor-debtor and no relationship of agency, partner or joint- or co-venturer shall be created by or inferred from this Agreement or the other Note Documents. The Grantor shall indemnify, defend, and save the Secured Party harmless from any and all claims asserted against the Secured Party as being the agent, partner, or joint-venturer of the Grantor.

ARTICLE XVII Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantor and the Secured Party with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. The Grantor acknowledges and agrees that there is no oral agreement between the Grantor and the Secured Party which has not been incorporated in this Agreement.

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ARTICLE XVIII Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XIX Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

ARTICLE XX Governing Law; Jurisdiction; Consent to Service of Process.

SECTION 20.01. This Agreement and any claim, controversy or dispute related to or in connection with this Agreement, any Note Document or any of the transactions contemplated hereby or thereby, the relationship of the parties hereto and the interpretation and enforcement of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 et seq of the New York General Obligations Law but otherwise without regard to principles of conflicts of laws).

SECTION 20.02. GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 20.03. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10 hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

ARTICLE XXI Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

ARTICLE XXII Bailee and Custodial Arrangements. Grantor agrees that it will cause any bailee or custodian now or hereafter in possession of the Collateral to acknowledge that it holds possession of

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the Collateral for the Secured Party’s benefit. Grantor agrees that at any time when Grantor is obligated to deliver physical possession of any Collateral to Secured Party, Secured Party may appoint a bailee or custodian to hold physical possession of the Collateral for the Secured Party’s benefit and Grantor agrees to deliver all such physical Collateral as directed by the Secured Party.

ARTICLE XXIII The Collateral Agent.

(a) The Secured Party has been appointed to act as collateral agent hereunder by the Holders pursuant to the Indenture. Without limiting the generality of any other term or provision herein, the Grantor acknowledges that the rights and responsibilities of the Secured Party under this Agreement with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Party and the other Secured Creditors, be governed by the Indenture.

(b) In entering into this Agreement, and in taking (or refraining from) any actions under or pursuant to this Agreement, the Secured Party shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Indenture.

(c) Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Secured Party or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Secured Party, it is understood that in all cases the Secured Party shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same), in each case in accordance with the Indenture. This provision is intended solely for the benefit of the Secured Party and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

ARTICLE XXIV Reaffirmation; Amendment and Restatement of Existing Security Agreement. The Grantor hereby continues, reaffirms and regrants a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Obligations. This Agreement amends, restates and supersedes the Original Security Agreement effective on the date hereof. It is the intention of the parties thereto that this Agreement shall not constitute a novation or discharge of the obligations evidenced by the Original Security Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective for all purposes as of the date above first written.

GRANTOR:

MZ FUNDING LLC

By

Name:
Title:

SECURED PARTY:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent

By

Name:
Title:

[Signature Page to A&R MZ Funding LLC Subordinated Security Agreement]

SCHEDULE I

Grantor’s chief executive office or principal office	One Manhattanville Road Suite 301 Purchase, New York 10577

Registered or Legal Name	MZ Funding LLC

Other names (including business or trade names) used during the last five (5) years	None

Schedule I

EXHIBIT A

This Exhibit A to the Amended and Restated Security Agreement, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Security Agreement”), made by MZ FUNDING LLC, a Delaware limited liability company (the “Grantor”) in favor of WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent (the “Secured Party”) describes the Collateral granted by the Grantor to the Secured Party pursuant to the Security Agreement. “UCC” means the Uniform Commercial Code as in effect in the State of New York as the UCC may be amended, supplemented or modified from time to time. Any reference to any agreement, instrument or document shall be construed as referring to such agreement, instrument or document, as amended, supplemented or modified from time to time. The Collateral shall be all of the Grantor’s right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all of the following items of personal property of the Grantor:

Accounts (as defined in the UCC).

Certificated Securities (as defined in the UCC).

Chattel Paper (as defined in the UCC).

All of the Grantor’s rights (including rights as licensee and lessee) with respect to (A) computer and other electronic data processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (B) all Software (as defined in the UCC), and all software programs designed for use on the computers and electronic data processing hardware described in clause (A) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (C) any firmware associated with any of the foregoing; and (D) any documentation for hardware, Software and firmware described in clauses (A), (B), and (C) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (the “Computer Hardware and Software”) and all rights with respect to the Computer Hardware and Software, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.

Any right of the Grantor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

Commercial Tort Claims (as defined in the UCC).

Deposit Accounts (as defined in the UCC).

Documents (as defined in the UCC).

Equipment (as defined in the UCC).

Financial Assets (as defined in the UCC).

General Intangibles (as defined in the UCC), including Payment Intangibles (as defined in the UCC) and Software.

Goods (as defined in the UCC) (including all of its Equipment, Fixtures and Inventory, all as defined in the UCC), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

Instruments (as defined in the UCC), including (a) the Tranche A Note, dated as of July 10, 2019, in the initial principal amount of $277,678,000, by MBIA Corp. to the order of the Grantor and (b) the Tranche B Note, dated as of July 10, 2019, in the initial principal amount of $53,836,742.98, by MBIA Corp. to the order of the Grantor (collectively, the “MBIA Note”) and all Supporting Obligations (as defined in the UCC).

All past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing (the “Intellectual Property”).

Inventory (as defined in the UCC).

Investment Property (as defined in the UCC).

Money (of every jurisdiction whatsoever) (as defined in the UCC).

Letter-of-Credit Rights (as defined in the UCC).

Payment Intangibles (as defined in the UCC).

Security Entitlements (as defined in the UCC).

Software (as defined in the UCC).

Uncertificated Securities (as defined in the UCC).

To the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds (as defined in the UCC), products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provision of any lease or license of Computer Hardware or Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Secured Party will not enforce its security interest in the Grantor’s rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon the request of Secured Party, the Grantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party (and to Secured Party’s enforcement of such security interest) in such Secured Party’s rights under such lease or license.

1. [Remainder of page intentionally left blank]

The undersigned has executed this Exhibit A as of the date first written above.

MZ FUNDING LLC

By

Name:
Title:

EXHIBIT B

SUPPLEMENT NO.                 dated as of                    , 20         (this “Supplement”) to the Amended and Restated Security Agreement, dated as of July 10, 2019 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Security Agreement”), made by MZ FUNDING LLC, a Delaware limited liability company (the “Grantor”) in favor of WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Agent (the “Secured Party”).

As security for the Obligations (as defined in the Security Agreement), the Grantor hereby delivers, assigns, pledges, sets over and grants to the Secured Party a first priority security interest in, all of the Grantor’s right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all items of personal property of the Grantor described below together with all substitutions and replacements thereof and any products and proceeds thereof:

[describe collateral]

Exhibit A to the Security Agreement executed by the Grantor shall be deemed amended to include all of the foregoing items of personal property and such items shall be “Collateral” as defined in the Security Agreement and subject to the terms of the Security Agreement.

This Supplement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned parties have executed this Supplement to be effective for all purposes as of the date above first written.

GRANTOR:

MZ FUNDING LLC

By

Name:
Title: